Exhibit 10.30

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.   [***]  INDICATES THAT INFORMATION HAS BEEN REDACTED.

HIGBEE BUILDING

CLEVELAND, OHIO

LEASE

THIS LEASE is made between Landlord and Tenant as defined in Section 1 hereof and constitutes a Lease between the parties of the “Premises” in the “Building” as defined in Section 2 hereof on the terms and conditions and with and subject to the covenants and agreements of the parties hereinafter set forth.

W I T N E S S E T H:

1.                                      BASIC LEASE PROVISIONS

The following are certain lease provisions which are part of, and, in certain instances, referred to in, subsequent provisions of this Lease:

(a)	Date of Lease:	May 20, 2016

(b)	Landlord:	HIGBEE MOTHERSHIP LLC,
a Delaware limited liability company

(c)	Tenant:	QUICKEN LOANS INC.,
a Michigan corporation

(d)	Premises:

Approximately 73,757 rentable square feet on the fourth floor and 41,780 rentable square feet on the fifth floor the Building (totaling 115,537 rentable square feet), as more particularly set forth in the floor plans attached hereto as Exhibit “A”, having a U.S. Postal Service Address and an emergency response address of 100 Public Square, Suite 400, Cleveland, Ohio 44113.

(e)	Commencement Date:	July 1,2016

(f)	Intentionally Deleted

(g)	Expiration Date:	June 30, 2026

LEASE - HIGBEE MOTHERSHIP - QUICKEN LOANS

(h)	Basic Rental:

Per Rentable
Months	Square Foot	Annual	Monthly

[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

Provided that Tenant is not then in default under any of the terms, covenants or conditions of said Lease beyond any applicable notice and cure period, Base Rental for the initial five full calendar months of the initial Term shall be abated. Landlord and Tenant agree that no portion of the Base Rental paid by Tenant shall be allocated by Landlord or Tenant to such abatement period, nor is such Base Rental intended by the parties to be allocable to any abatement period.

(i)	Base Expenses:	The term “Base Expenses” shall mean the actual Expenses for the 2016 calendar year.

(j)	Base Taxes:	The term “Base Taxes” shall mean the Taxes for the 2016 calendar year (the 2016 Summer Taxes and the 2016 Winter Taxes).

(k)	Tenant’s Share:	14.17%

(l)	Deposit	None

(m)	Tenant’s Use:

General office including, without limitation, finance company; banking institution or facility; financial services provider; residential and/or commercial mortgage company, call center, retail branch, and/or lender; real estate, mortgage or securities broker; real estate management services; appraisal; title and/or casualty insurance company offices; home builders; computer/data center; automated teller machine; entrepreneurial academy; and related purposes to service the foregoing uses, including, without limitation, satellite communication, storage, each to the extent permitted under applicable zoning ordinances.

(n)	Tenant’s Address:	1050 Woodward Avenue
Detroit, Michigan 48226
Attention: William C. Emerson, Chief Executive Officer

	With a copy to:	1050 Woodward Avenue
Detroit, Michigan 48226
Attention: General Counsel

(o)	Landlord’s Address:	c/o Bedrock Management Services LLC
1092 Woodward Avenue Detroit, Michigan 48226
Attention: James A. Ketai

	With a copy to:	Honigman Miller Schwartz and Cohn LLP
2290 First National Building
660 Woodward Avenue
Detroit, MI 48226
Attn: Howard N. Luckoff, Esq.

2.                                      PREMISES

(a)                                 Landlord hereby leases to Tenant and Tenant hereby leases from Landlord those premises (hereinafter referred to as the “Premises”), described in Section 1(d) hereof and designated on Exhibit “A” attached hereto in the building commonly known as the Higbee Building and located at One Public Square, Cleveland, Ohio 44113, consisting of approximately 815,119 rentable square feet of floor area (hereinafter referred to as the “Building”), together with the non-exclusive right and easement to use the common facilities located within and/or comprising a part of the Building (the “Common Areas”) which Common Areas are for the use in common with Landlord and the tenants and occupants (their agents, employees, customers and invitees) of the Building.

(b)                                 The rentable area of the Premises, as well as the Building shall be computed based upon the 2010 BOMA Standard Method of Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1-2010, and the rentable area of the Premises, as well as the Building, shall contain a proportionate share of the Common Areas of the

Building, utilizing a common area load factor not to exceed nine and a half percent (9.5%) with respect to the fourth floor and fifteen percent (15%) with respect to the fifth floor.

(c)                                  The rentable square foot area of the Premises shall be measured by Landlord’s architect (“Landlord’s Architect”), and Landlord’s Architect shall certify the rentable square foot area to Landlord and Tenant; provided, however, that if Tenant disagrees with the measurement or calculation by Landlord’s architect, an independent architect jointly selected by Landlord and Tenant shall promptly measure the Premises and its determination shall be binding on the parties. In the event such certification or determination shall contain a rentable square foot area different than that previously utilized, Landlord and Tenant shall promptly execute and deliver an amendment to this Lease reflecting the rentable square foot area set forth in such certification and Sections 1(d), 1(h) and 1(k) shall be revised accordingly.

(d)                                 Tenant shall be allowed access to the Premises and reasonable portions of the Common Areas twenty-four (24) hours a day, three hundred sixty-five (365) days a year using card readers, or keys, subject to Section 33 hereof and Exhibit “E” hereto.

(e)                                  Subject to the limitations set forth herein, Landlord reserves (i) the right from time to time to make changes, alterations, additions, improvements, repairs or replacements in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, escalators and stairways and other parts of the Building, and to erect, maintain, and use pipes, ducts and conduits in and through the Premises, all as Landlord may reasonably deem necessary or desirable; provided, however, under no circumstances may Landlord erect any pipes, ducts or conduits in any location within the Premises which interferes with or adversely impacts the use of the Premises, (ii) the right to eliminate, substitute, modify and/or rearrange the Common Areas (which may theretofore have been so designated) as Landlord deems reasonably appropriate, and (iii) change the name, number or designation by which the Building is commonly known, in which event, Tenant will refer to the Building by the name, number or designation as determined by Landlord from time to time. Tenant’s nonexclusive right to utilize the Common Areas shall be in common with Landlord, other tenants and occupants of the Building and others to whom Landlord grants such rights from time to time. Notwithstanding anything herein contained to the contrary, in exercising its rights pursuant to this Section or other provisions of this Lease, Landlord shall (a) not materially and adversely interfere with Tenant’s access to or operations in the Premises or Tenant’s use of the Common Areas which remain available for common use, however, the foregoing shall not preclude Landlord from modifying the Building lobby, or modifying or eliminating areas outside of the Building or (b) not materially or adversely increase any obligation of Tenant under this Lease. Under no circumstances shall Landlord undertake any action which materially restricts Tenant’s view out of its windows (including the hanging of any banners or signs). In addition, (w) any replacements, substitutions or alterations by Landlord shall be, in the reasonable opinion of Landlord, substantially equivalent to or better than then existing facilities, (x) installations, replacements and relocations shall be located so far as practicable in the central core area of the Building, above ceiling surfaces, below floor surfaces, within perimeter walls of the Premises or otherwise in boxed enclosures, (y) all work within the Premises by Landlord, other than due to an Emergency (as hereinafter defined) or required by Law (as hereinafter defined), shall be performed at such times and in such manner, as to create the least practicable interference with Tenant’s use of the Premises and (z) no such work by Landlord, other than due to an Emergency or required by Law, shall reduce the square footage of the floor area of the Premises in excess of two percent (2%) per floor of the Premises. Except in the case of Emergencies, Landlord agrees to give Tenant reasonable advance notice of any of the foregoing activities which require work in the Premises.

(f)                                   Landlord reserves the right from time to time upon at least ninety (90) days’ advanced written notice, including the proposed relocation date (the “Relocation Notice”), to relocate the portion of Tenant’s Premises located on the fourth floor only to other premises within the Building prior to or during the Term of this Lease; provided (i) the usable area so substituted equals or exceeds the usable area of the fourth floor of the Premises and (ii) the buildout and finish of the replacement space shall be substantially the same as, or better than, the fourth floor of the Premises.

3.                                      TERM

(a)                                 The term of this Lease shall commence on the Commencement Date. Unless sooner terminated or extended as provided in this Lease, the term of this Lease shall expire on the Expiration Date set forth in Section 1(g) hereof (the “Term”).

(b)                                 Intentionally Deleted

(c)                                  From time to time, Tenant shall furnish Landlord, upon request a letter addressed to Landlord and Landlord’s mortgagee stating that Tenant has accepted the Premises for occupancy, the Premises have been completed as herein required, and setting forth the Commencement Date of this Lease and such other information relating to the Premises as either Landlord or its mortgagee may reasonably request.

(d)                                 (i)                                     Tenant shall have the right, if an Event of Default does not then exist, to extend the Term of this Lease for two (2) additional periods of five (5) years each upon the terms and conditions as are stated in this Lease (other than the grant of any extension rights in addition to those provided for in this Section 3(d)) and at Basic Rental equal to the fair market rent for such extension term (as determined pursuant to the terms of this Section 3(d)). Tenant shall exercise such right to extend the Term of this Lease, it at all, at least seven (7) months prior to the expiration of the original Term of this Lease or such prior extension period, as the case may be. If Tenant shall fail to exercise its option to extend the Term of this Lease within the period of time for exercise set forth in this Section, Tenant’s option to extend the Term of this Lease shall continue in full force and effect until Landlord shall have given Tenant notice of such failure to exercise said option to extend the Term of this Lease (“Oops Notice”), If Tenant shall fail to exercise its option to extend the Term of this Lease within ten (10) business days after receipt of an Oops Notice from Landlord, then and only then shall Tenant’s option to extend the Term of this Lease expire. Landlord shall have no obligation to do any work or perform any special services with respect to the Premises for such extension period, which Tenant agrees to accept in their then “as is” condition (but subject to Landlord’s on-going repair, maintenance and service obligations set forth herein).

(ii)                                  Within ten (10) days after the exercise by Tenant of its right to extend the Term of this Lease for a renewal period, Landlord shall submit to Tenant in writing Landlord’s determination of the Basic Rental for the Premises for the renewal period. If Tenant does not notify Landlord of its acceptance of Landlord’s determination of the Basic Rental for the Premises for renewal period within ten days after receipt of Landlord’s determination of the Basic Rental for the Premises for the renewal period (the “First 10 Day Period”), then the parties shall proceed as provided in Section 3(d)(iii) below.

(iii)                               Within five (5) days after the First 10 Day Period (the “Initial 5 Day Period”), Landlord and Tenant shall each simultaneously submit to the other in a sealed envelope its suggested Basic Rental for the Premises for the renewal period, which rental shall be the fair market rent for the Premises for the renewal period (but Landlord’s rent determination need not be the same rent as provided pursuant to Section 3(d)(ii) above). If either party does not submit its suggested Basic Rental for the Premises for the renewal period during the Initial 5 Day Period, the other party’s determination of Basic Rental for the Premises for the renewal period shall be final and binding. If the higher of such suggested Basic Rental for the Premises for the renewal period is not more than one hundred five percent of the lower of such suggested rentals for each year of the renewal period, then the average of the two suggested Basic Rental figures for the Premises for the renewal period shall be the Basic Rental for the Premises for such renewal period. Otherwise, Landlord and Tenant shall negotiate in good faith to agree upon the Basic Rental for the Premises for the renewal period, and if Landlord and Tenant are unable to agree to the Basic Rental for the Premises for the renewal period within five days after the expiration of the Initial 5 Day Period (the “Second 5 Day Period”), the determination of the Basic Rental for the Premises for the renewal period shall be made in accordance with paragraph (iv) below.

(iv)                              Within five days after the expiration of the Second 5 Day Period, Landlord and Tenant shall mutually select an MAI appraiser with experience in real estate activities, including at least five (5) years’ experience in appraising Class A office buildings in downtown Cleveland, Ohio (“Downtown Cleveland”), which appraiser shall be hereinafter referred to as a “Qualified Appraiser.” If the parties cannot agree on a Qualified Appraiser during such five day period, then within five days thereafter, each party shall select an independent MAI Qualified Appraiser and within five days thereafter the two appointed appraisers shall select a third Qualified Appraiser and the third Qualified Appraiser shall determine the Basic Rental for the Premises for the renewal period in accordance with paragraph (v) below. If either Landlord or Tenant shall fail to make such appointment of a Qualified Appraiser within said five day period, the Qualified Appraiser who is timely selected shall determine the Basic Rental for the Premises for the renewal period.

(v)                                 Once the appraiser or third appraiser (the “Deciding Appraiser”) has been selected as provided in Section 3(d)(iv) above, the Deciding Appraiser shall, as soon as reasonably practicable thereafter and without reference to Landlord’s and Tenant’s Basic Rental determinations, make its own independent determination as to the fair market rent for the Premises for the renewal period (the “Independent Determination”). Once the Independent Determination is made, the Basic Rental for the Premises for the renewal period shall be the figure submitted by Landlord and Tenant which is closer to the Independent Determination, which result shall be binding on Landlord and Tenant. Landlord and Tenant shall equally share the cost of such appraisal.

(vi)                              Intentionally Deleted

(vii)                           Tenant’s rights under Section 3(d) shall terminate, at Landlord’s option, if (a) an Event of Default exists as of the date of Tenant’s exercise of its rights under Section 3(d) or as of the commencement date of the applicable extended term, or (b) this Lease or Tenant’s right to possession of any portion of the Premises is terminated.

4.                                      RENT

(a)                                 Tenant shall pay to Landlord as rental for the Premises during each year of the Term of this Lease the amount set forth in Section 1(h) hereof and the amount determined pursuant to Section 3(d) hereof during any extension period. Such rental shall be payable in advance, in equal monthly installments upon the first day of each and every month throughout the Term of this Lease; provided, however, that if the lease Term shall commence on a day other than the first day of a calendar month or shall end on a day other than the last day of a calendar month, the rental for such first or last fractional month shall be such proportion of the monthly rental as the number of days in such fractional month bears to the total number of days in the calendar month.

(b)                                 Rent and all other charges hereunder shall promptly be paid without prior demand therefor and without deductions or setoffs for any reason whatsoever, except as expressly herein provided, and overdue rent and any other sums payable by Tenant to Landlord hereunder shall bear interest during delinquency until paid at a rate of interest equal to [***] in excess of the “Prime Rate” published from time to time by The Wall Street Journal (hereinafter referred to as the “Interest Rate”). In addition, if any payment of rent is not paid when due, Tenant shall pay to Landlord a late charge equal to [***] of each late payment. Landlord shall have no obligation to accept less than the full amount of all installments of rental and interest thereon and all charges hereunder which are due and owing by Tenant to Landlord, and if Landlord shall accept less than the full amount owing, Landlord may apply the sums received towards any of Tenant’s obligations at Landlord’s discretion. Notwithstanding the foregoing, Tenant shall not be required to pay the late charge or the interest provided for therein on up to two (2) occasions during each calendar year, provided such payments are made to Landlord within ten (10) days after Tenant’s receipt of written notice that the same are past due.

(c)                                  Landlord’s failure to timely bill Tenant shall in no way excuse Tenant from its payment obligations or constitute a waiver of Landlord’s entitlement to any charges not timely billed by Landlord.

(d)                                 Tenant agrees that all Basic Rental and additional rent (collectively “Rent”) due under this Lease shall be paid to Landlord by (i) check mailed to the address set forth in Section 1 (o) hereof or such other address as Landlord shall designate by written notice to Tenant, (ii) wire transfer of immediately available funds, or (iii) electronic funds transfer.

5.                                      RENTAL ADJUSTMENT

(a)                                 The following terms shall have the following meanings:

(i)                                     The term “Expenses” shall mean, subject to the limitations and exclusions set forth herein, the actual reasonable cost incurred by Landlord during the applicable calendar year on an accrual basis with respect to the operation, maintenance and repair of the Building, including, without limitation or duplication, (1) the costs incurred for air conditioning; mechanical ventilation; heating; cleaning; rubbish removal; snow removal; general landscaping and ground maintenance; window washing; elevators; porter and matron services; electric current for Common Areas; management fees (calculated at a rate of [***] of gross receipts); repairs; maintenance; fire, extended coverage, boiler, sprinkler apparatus, public liability and property damage insurance (including loss of rental income insurance); supplies; wages, salaries and benefits of service and maintenance employees and management staff (if said employees and/or staff perform services for properties other than the Building, the expenses relating thereto shall be equitably prorated); uniforms and working clothes for such employees and the cleaning thereof; expenses imposed pursuant to any collective bargaining agreement with respect to such employees; payroll, social security, unemployment and other similar taxes with respect to such employees; sales, use and other similar taxes; water rates and sewer rents; depreciation of movable equipment and personal property, which is, or should be, capitalized on the books of Landlord, and the cost of movable equipment and personal property, which need not be so capitalized, as well as the cost of maintaining all such movable equipment, and any other costs, charges and expenses which, under generally accepted accounting principles and practices, would be regarded as maintenance and operating expenses, and (2) the cost of any capital improvements made to the Building after the Commencement Date that are intended to reduce other Expenses, or made to the Building by Landlord after the date of this Lease that are required under any governmental law, rule, regulation or ordinance (collectively, “Law”) that was not applicable to the Building at the time it was constructed (the “Permitted Capital Improvements”), such cost or allocable portion thereof to be amortized over the useful life thereof as determined by GAAP, together with interest on the unamortized balance at the Interest Rate or such actual rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements, if Landlord borrows funds therefor. Expenses shall not include “Taxes,” depreciation on the Building other than as set forth above; costs of services or repairs and maintenance which are paid for by proceeds of insurance, by other tenants (in a manner other than as provided in this Section 5) or third parties; tenant improvements, real estate brokers’ commissions, interest and capital items other than those referred to in clause (1) above.

Notwithstanding the foregoing or anything else to the contrary contained in this Lease, Expenses shall not include costs for security services provided by Landlord (whether pursuant to the provisions of this Lease or otherwise) (the “Security Costs”) and Tenant shall pay to Landlord the sum of fifty cents ($.50) per rentable square foot of the Premises per year (which per rentable square foot fee shall increase by 3% on each anniversary of the Commencement Date) for security services to be provided in accordance with Exhibit “G” hereof, which costs shall be paid in the same manner and at the same time as Tenant pays Basic Rental.

If the Building is less than 95% occupied, the Expenses which vary with occupancy shall be adjusted using commercially reasonable property management practices to equal Landlord’s reasonable estimate of Expenses which Landlord would have incurred had the Building been 95% occupied.

In determining Expenses:

(A)                               The management fees included within Expenses shall not exceed five percent (5%) of the gross receipts from the Building and shall be consistent with respect to the Base Expenses and Expenses in subsequent years.

(B)                               All items of Expenses which are deemed to be capital expenses shall be amortized in accordance with the terms of Section 5(a)(i)(2) and only the annual amortized amount shall be included in Expenses in any year.

(C)                               In the event that a category is removed from Expenses that was included in Base Expenses (as opposed to shifted or combined with another category), the Expenses for years in which such category no longer applies shall be increased to reflect what Expenses would have been incurred had Landlord continued to furnish such category of services or work.

(D)                               Expenses shall not include (i) the cost or depreciation of the Building or any improvements thereon, including permit fees, license and inspection fees, and costs incurred in renovating, improving, decorating, painting or redecorating vacant tenant space or space of other tenants in the Building or broker’s commissions, (ii) principal payments, interest, late fees or other financing charges relating to any financing of the Building or rents under a ground lease or any other underlying lease wherein Landlord is the lessee, (iii) wages, salaries, fees and fringe benefits paid to home office executive personnel of Landlord (i.e., executives above the level of building manager and other office personnel but not the property manager, the assistant property manager and their staff), (iv) any costs relating to the solicitation, execution and enforcement of leases of other tenant space in the Building, (v) the cost of any electrical current or other utility services furnished to any other leasable area (but not including Common Areas) of the Building (other than for HVAC services and water), (vi) the cost of correcting defects in the original construction or defects in subsequent improvement of the Building, including costs of repairs or maintenance caused or necessitated by the negligence of Landlord, its agents, contractors or employees, (vii) the cost of any repair made by Landlord because of the total or partial destruction of the Building by fire or other casualty subsequent to the date of original construction, (viii) any costs for which Landlord is reimbursed under warranty claims, insurance proceeds or condemnation awards, (ix) any costs for which Landlord is reimbursed by tenants of the Building (other than in a manner comparable to Section 5(b) hereof), or third parties, (x) advertising and promotional expenditures, (xi) reserves for future expenditures or liabilities which would be incurred after the then current accounting year, (xii) the cost of (a) remediation of any toxic or hazardous substance or material from the land, buildings or improvements comprising the Building, other than commercially reasonable and customary maintenance of mechanical systems, or (b) any environmental reports or studies relating thereto, (xiii) income, sales and use taxes, excess profit, estate, inheritance, successions, transfer taxes, recording and franchise taxes; (xiv) capital improvements, other than the Permitted Capital Improvements; (xv) the Security Costs; (xvi) fees and penalties for late payments as long as Tenant timely makes all payments hereunder; (xvii) expenses in connection with any service of a type which Tenant is not entitled to receive under the Lease but which is provided to another tenant or occupant of the Building; (xviii) cost to purchase or maintain art (other than routine cleaning); (xix) any personal property taxes of the Landlord for equipment or items not used solely and directly in the operation or maintenance of the Building; (xx) any cost representing an amount paid to any entity related to or affiliated with Landlord (or it members, managers, partners or employees, or relatives or such parties) which is materially in excess of the amount which would have been paid in the absence of such relationship; (xxi) costs associated with the operation of the limited liability company, partnership or other entity which constitutes Landlord, as distinguished from costs of operation of the Building; (xxii) parties or events hosted by Landlord for the tenants of the Building; and (xxiii) the costs of repairs or replacements caused by Landlord’s gross negligence or the gross negligence of its agents, employees, managers or contractors.

(E)                                Notwithstanding anything to the contrary herein, the Controllable Expenses for any calendar year following the first calendar year of the Term shall not exceed the Cap on a cumulative basis. The “Cap” for the calendar year immediately following the first calendar year of the Term shall be one hundred five percent of the Controllable Expenses for the first calendar year of the Term, and the Cap for each calendar year thereafter shall be one hundred five percent of the Cap for the highest amount of Controllable Expenses included in Expenses for any then preceding calendar year of the Term. The term “Controllable Expenses” shall mean all Expenses other than those Expenses attributable to snow and ice removal and salting, utilities, taxes and insurance.

(ii)                                  The term “Base Expenses” shall mean the amount as defined in Section 1(i) hereof.

(iii)                               The term “Excess Expenses” shall mean the total dollar increases, if any, over the Base Expenses paid or incurred by Landlord in the respective calendar year.

(iv)                              The term “Taxes” shall mean the amount of all ad valorem real property taxes and assessments, special or otherwise, levied upon or with respect to the Building, or the Rent and additional charges payable hereunder, imposed by any taxing authority having jurisdiction. Taxes shall also include all taxes, levies and charges which may be assessed, levied or imposed in replacement of, or in addition to, all or any part of ad valorem real property taxes as revenue sources, and which in whole or in part are measured or calculated by or based upon the Building, the leasehold estate of Landlord or Tenant, or the Rent and other charges payable hereunder. Taxes shall include any reasonable expenses incurred by Landlord in determining or attempting to obtain a reduction of Taxes.

In determining Taxes:

(A)                               Taxes shall not include any income, sales and use taxes, excess profit, estate, inheritance, successions, transfer taxes, recording and franchise taxes.

(B)                               With respect to special assessments which may be paid in installments, Tenant’s Share thereof shall be determined as if Landlord elected to pay the same over the longest period available.

(C)                               Notwithstanding anything herein contained to the contrary, Taxes shall not include and Tenant shall not be responsible for any interest or penalties due to the late payment of Taxes.

(D)                               In the event Landlord receives any refunds relating to Taxes covering a period during the Term of this Lease, the Taxes with respect to such year with respect to such refund relates shall be reduced accordingly and to the extent applicable, Tenant shall be given credit for Tenant’s Share thereof.

(v)                                 The term “Base Taxes” shall mean the amount as defined in Section 1(j) hereof.

(vi)                              The term “Excess Taxes” shall mean the total dollar increase, if any, over the Base Taxes paid or incurred by Landlord in the respective calendar year.

(vii)                           The term “Tenant’s Share” shall mean the percentage set forth in Section 1(k) hereof which was derived by dividing the rentable square foot area of the Premises by the rentable square foot area of the Building (which, as the Building currently exists, equals 815,119 rentable square feet).

(viii)                        The term “Base Year” shall mean the 2016 calendar year.

(b)                                 Tenant shall pay to Landlord Tenant’s Share of Excess Expenses and Excess Taxes in the manner and at the times herein provided.

With respect to Excess Expenses, prior to January 1, 2017, and prior to the beginning of each calendar year thereafter, or as soon thereafter as practicable, Landlord shall give Tenant notice of Landlord’s estimate of Tenant’s Share of Excess Expenses for the ensuing calendar year, with respect to Excess Taxes, prior to January 1, 2017, and prior to the beginning of each calendar year thereafter, or as soon thereafter as practicable, Landlord shall give Tenant notice of Landlord’s estimate of Tenant’s Share of Excess Taxes for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year, Tenant shall pay to Landlord one-twelfth (1/12) of such estimated amounts, provided that until such notice is given with respect to the ensuing calendar year, Tenant shall continue to pay the amount currently payable pursuant hereto until after the month such notice is given. If at any time or times it appears to Landlord that Tenant’s Share of Excess Expenses or Tenant’s Share of Excess Taxes for the then current calendar year will vary from Landlord’s estimate by more than five percent (5%), Landlord may, by notice to Tenant, revise its estimate for such year and subsequent payments by Tenant for such year shall be based upon such revised estimate.

Within ninety (90) days after the close of each calendar year with respect to Excess Expenses, and within ninety (90) days after the close of each calendar year with respect to Excess Taxes, or as soon after such ninety (90) day period as practicable (not to exceed 180 days after the close of the calendar year), Landlord shall deliver to Tenant a statement prepared by Landlord of Tenant’s Share of Excess Expenses and Excess Taxes, respectively, for such calendar year. If on the basis of either of such statements, Tenant owes an amount that is less than the estimated payments for such calendar year with respect to Excess Expense or with respect to Excess Taxes previously made by Tenant, Landlord shall credit such excess amount against the next payment(s) due from Tenant to Landlord of Excess Expenses or Excess Taxes, as applicable. In no event shall a reduction in Taxes or Expenses operate to reduce the rental set forth in Section 1(h) hereof required to be paid hereunder, nor shall any reduction in Taxes or Expenses below the Base Expenses or Base Taxes give rise to any credit to Tenant. If on the basis of such statement, Tenant owes an amount that is more than the estimated payment for such calendar year with respect to Excess Expenses or Excess Taxes previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of the statement.

If this Lease shall terminate on a day other than the last day of a calendar year, Tenant’s Share of Excess Expenses and Excess Taxes that are applicable to the calendar year in which such termination shall occur shall be prorated on the basis of the number of calendar days within such year as are within the Term of this Lease. Any refund due Tenant with respect to the last year of the Term of this Lease shall be refunded to it within thirty (30) days after the receipt of such statement.

For a period of two (2) years after delivery of each such statement to which such records relate, Tenant shall have the right upon thirty (30) days’ prior written notice to Landlord to inspect Landlord’s records relating to Taxes and Expenses (an “Audit”). Each Audit shall be conducted at Landlord’s offices during Landlord’s normal business hours at Tenant’s expense. Each Audit may not be conducted by a person or firm compensated on a contingent fee basis. Tenant shall provide a copy of each Audit to Landlord within thirty (30) days after receipt thereof. Tenant must keep the provisions of each Audit confidential. If an Audit shall disclose that Tenant has paid three and one-half percent (3.5%) or more in excess of that required to be paid hereunder and Landlord shall accept such determination, which acceptance shall not be unreasonably withheld, Landlord shall reimburse Tenant for the reasonable cost of such Audit. Tenant shall have no right to offset the amount of any overpayment disclosed in an Audit unless Landlord shall accept such determination of an overpayment by Tenant. If Landlord and Tenant do not agree on any overpayment or underpayment within thirty (30) days after Landlord’s receipt of an Audit, either Landlord or Tenant may, within thirty (30) days after delivery of an Audit to Landlord, cause an independent Big Four accounting firm to resolve the dispute, whose determination shall be binding on Landlord and Tenant and the firm’s fees shall be split equally between Landlord and

Tenant. The provisions of this Section shall survive the expiration or termination of this Lease.

6.                                      OTHER TAXES PAYABLE BY TENANT

Intentionally Deleted

7.                                      REPAIRS

(a)                                 Landlord shall maintain (including repairs and replacements), in a timely manner, in good order and condition and incompliance with all Law and in accordance with the standards of Class A office buildings in Downtown Cleveland as reasonably determined by Landlord, all of the following; (a) Common Areas and other public portions of the Building, including but not limited to any lobbies, stairs, elevators, corridors and restrooms, (b) the windows and exterior walls, roofs, foundations and structure itself of the Building, (c) the fire and life safety systems, mechanical, HVAC, plumbing, gas, sewer, drainage, electrical and other utility lines and equipment servicing the Premises, Building and/or the Common Areas, and (d) all other portions of the Building (other than leased space expressly required to be maintained by a particular tenant pursuant to the terms of its lease). The cost of the foregoing shall be included in Expenses (except as otherwise prohibited by this Lease), except for the repairs due to fire and other casualties and for the repair of damages occasioned by the negligent acts or omissions of Tenant, which Tenant shall pay to Landlord in full (unless the liability for such has been waived by Section 21). Landlord shall be responsible to supply and pay for the replacement of lighting ballasts and light bulbs, and fluorescent tubes in the Building (to be included in Expenses); provided, however, Tenant shall be responsible to reimburse Landlord for the cost of the lighting ballasts, light bulbs, and fluorescent tubes replaced in the Premises. Landlord shall promptly complete all required repairs and repair any and all damage to the Premises which may result from such repairs and maintenance. Landlord shall, at its sole cost, also make all repairs to the Premises necessitated by the negligence or willful misconduct of Landlord, Landlord’s managers, contractors, employees or agents. Landlord shall make all repairs required to be made by it under this Lease within a reasonable time. Except in the event of an Emergency, Landlord shall also make all such repairs at such times and in such a manner as to reasonably minimize inconvenience to Tenant in the conduct of its business. Landlord shall not enter the Premises for the purpose of making such repairs if the same can be made on a reasonable basis without entry of the Premises. If said repairs can be made outside of Tenant’s business hours without substantial additional cost to Landlord, Landlord shall do so, unless Tenant requests that they be made during business hours.

(b)                                 Subject to the provisions of Section 7(a) hereof and the other provisions of this Lease, Tenant shall keep the Premises and every part thereof in good condition and repair, excluding (i) reasonable wear and tear, (ii) damage caused by Landlord or its employees, managers, agents or contractor and (iii) resulting from the default under this Lease by Landlord or its employees, managers, agents or contractor. Except as otherwise set forth in this Lease, Tenant hereby waives all rights to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises except as provided by Law now or hereafter in effect. All repairs made by or on behalf of Tenant shall be made and performed in such manner as Landlord may designate, by contractors or mechanics reasonably approved by Landlord and in accordance with the rules and regulations relating thereto attached to this Lease as Exhibit “E” hereto (“Rules”) and all Law. Tenant shall, within ten (10) business days after completion of the applicable portion of the work, provide Landlord with unconditional lien waivers from all contractors, subcontractors and materialmen providing services or furnishing material to or for Tenant in connection with such repairs. Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof and no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as expressly set forth in this Lease. Subject to the waiver of liability in Section 21, Tenant will pay for any repairs to the Premises or the Building made necessary by any negligence or willful misconduct of Tenant or its employees or persons permitted in the Building by Tenant, unless the same are covered by the insurance carried or required to be carried by Landlord hereunder.

8.                                      IMPROVEMENTS AND ALTERATIONS

(a)                                As used in this Lease, the term “Landlord’s Work” shall refer to the improvements set forth on Exhibit “C” attached hereto and made a part hereof, which are intended to provide Tenant with a turn-key build-out inclusive of the restrooms and the base fire suppression equipment on the floors on which the Premises are situated (provided, however, that Tenant shall be responsible for the distribution of the fire suppression equipment). Landlord shall cause Landlord’s Work to be constructed substantially in accordance with the plans and specifications theretofore prepared by Landlord’s Architect. All of Landlord’s Work (if plans and specs are necessary) shall be performed by Landlord in accordance with plans and specifications prepared by Landlord and subject to Tenant’s prior written approval, which approval shall not be unreasonably withheld. Landlord shall revise such plans and specifications as reasonably required in order to obtain Tenant’s approval. Subject to the provisions of Section 8(b)(ii) below, all of Landlord’s Work shall be performed by Landlord at Landlord’s sole cost and expense. Landlord shall complete all of Landlord’s Work in a first-class and good and workmanlike manner, using good materials, in accordance with the approved plans and specifications (if necessary), and in compliance with all applicable laws and regulations of the federal, state and municipal governments, or any department or division thereof, including, without limitation, building codes.

(b)                                 (i)                                     (A)                               Based upon the mutually approved space plan prepared by Landlord’s Architect, Landlord’s Architect shall prepare plans and specifications for Landlord’s Work. Landlord shall submit such plans and specifications to Tenant for Tenant’s approval, which approval shall not be unreasonably withheld. If Tenant shall fail to supply such approval or comments in writing within ten (10) business days after receipt thereof, Tenant shall be deemed to have approved such plans and specifications. The cost of the space plan and the cost of such final plans and specifications shall be paid by Landlord but shall be charged against the Tenant Allowance (as defined below). To the extent the plans and specifications are identified in Exhibit “C” attached hereto, the plans and specifications have been approved in advance by Landlord.

(B)                               Upon approval of such plans and specifications by Tenant, Landlord shall obtain at least three (3) competitive bids (where reasonably available) for all major trades (including, but not limited to, HVAC and electrical) constituting Landlord’s Work. Tenant may add bidders to the bid list. Such bids shall be submitted to Tenant prior to the award of the contract to which the same relate. The work shall be awarded to the low bidder, provided it is a responsible party (and reasonably acceptable to Landlord and Tenant), its bid is complete and Landlord has no other reasonable objection to it. Based upon such competitive bids, Landlord shall submit the cost of Landlord’s Work to Tenant, for Tenant’s approval, which approval shall not be unreasonably withheld. In the event Tenant does not approve or submit comments to such costs to Landlord within ten (10) business days after receipt thereof, Tenant shall be deemed to have approved such costs. If Tenant does not approve such plans and specifications and/or costs, Landlord and Tenant shall cooperate in order to revise the plans and specifications in a manner acceptable to the parties. Landlord’s Work shall be performed on a so-called “open book” basis, with Tenant having the right to audit all of Landlord’s records relating to the cost of such work.

(ii)                                  (A)                               Landlord shall complete the Premises in accordance with the approved plans and specifications (“Plans”) up to a cost of [***] per rentable square foot of the Premises (the “Tenant Allowance”). Tenant shall pay all costs in excess of the Tenant Allowance within thirty (30) days after the later to occur of (i) receipt by Tenant of an invoice therefor, and (ii) the Commencement Date; provide, however, if Tenant disputes any such costs in excess of the Tenant Allowance, Tenant may hold back the disputed costs in an amount not to exceed ten percent (10%) of the Tenant Allowance pursuant to this subsection. If the cost of so completing the Premises in accordance with the approved plans and specifications is less than the Tenant Allowance, at Tenant’s election, Tenant may utilize all or a portion of such excess for the cost of the improvements to the Premises made by Tenant and its furniture, furnishings, trade fixtures and equipment to be installed in the Premises and/or applied as a credit against Rent first becoming due hereunder.

(B)                               In computing Landlord’s costs of completing the Premises, Landlord shall receive a fee of two percent (2%) for profit, and its actual overhead and administrative costs.

(iii)                               Landlord shall diligently prosecute Landlord’s Work to completion without interruption or delay, in a first-class and good and workmanlike manner, using good materials, in accordance with the approved plans and specifications, and in compliance with all applicable laws and regulations of the federal, state and municipal governments, or any department or division thereof, including, without limitation, building codes. Landlord, at Landlord’s expense, shall procure all building and other permits, approvals and inspections necessary for performing Landlord’s Work pursuant to the approved plans and specifications, the cost of which shall be charged against the Tenant Allowance.

(iv)                                  Landlord has designated Bedrock Management Services LLC as its representative who shall have general responsibility for the supervision, management and completion of Landlord’s Work, and Tenant may direct to it all inquiries regarding Landlord’s Work and the scheduling of Landlord’s Work and Tenant’s inspections thereof, and Tenant’s installation of its fixtures, equipment and other improvements, and Tenant’s occupancy of the Premises.

(v)                                     Tenant shall have the right to designate a representative who shall have the right (but not the obligation) to attend all construction meetings, to inspect the performance of Landlord’s Work and to notify Landlord in writing if said performance does not conform to the approved plans and specifications. If there is a disagreement as to whether such performance substantially conforms to the approved plans and specifications which cannot be resolved by the parties within three (3) days after Landlord’s receipt of such notice, then such matter shall be submitted to the Landlord’s Architect, and its decision shall be controlling.

(vi)                                  In the event Tenant desires to have improvements installed in the Premises in addition to or in lieu of the improvements provided for in the approved plans and specifications, Tenant shall so advise Landlord and submit to Landlord complete plans and specifications for such improvements. Tenant shall immediately cause such plans and specifications to be revised in order to comply with Landlord’s reasonable comments to such plans and specifications. Tenant shall be responsible for all costs associated with such changes. Upon approval of such plans and specifications by Landlord, which approval shall not be unreasonably withheld, Landlord shall advise Tenant of the cost of constructing and installing such improvements, and upon approval of such costs by Tenant, Landlord will commence construction and installation of such improvements; provided, however, that Tenant may revise such plans in order to reduce such costs, subject to Landlord’s approval, which approval shall not be unreasonably withheld.

(vii)                           During the construction of Landlord’s Work, Landlord shall deliver to Tenant a schedule for the completion of the remainder of Landlord’s Work and such other information as Tenant may reasonably request. Notwithstanding the foregoing, Landlord shall have no liability to Tenant if it fails to meet such schedule.

(viii)                        (A)                               From and after the commencement of Landlord’s Work in the Premises, Landlord shall supply to Tenant weekly status reports. The Premises shall be deemed completed and possession delivered to Tenant when Landlord has “Substantially Completed” the improvements. The Premises shall be deemed Substantially Completed when Landlord has completed its work, delivered the Premises to Tenant, and the Premises is in such condition to only require completion of details of construction and mechanical adjustments which do not materially interfere with Tenant’s use of the Premises and Landlord has delivered to Tenant Landlord’s Architect’s certificate of substantial completion and a temporary or permanent certificate of occupancy issued by the applicable governmental entity. If a temporary certificate of occupancy has been issued, Landlord shall diligently complete the items necessary in order to obtain a permanent certificate of occupancy and obtain the same. The date Landlord delivers the Premises to Tenant in accordance with this subsection is referred to as the “Delivery Date.”

(B)                               For purposes hereof, “Tenant Delay” shall mean any incremental delay in Landlord’s performance of Landlord’s Work that occurs as the result of (i) any change by Tenant to the space plan after submission thereof to Landlord and/or the approved plans and specifications for such work; (ii) any delay in such work caused by the installation of Tenant’s fixtures in the Premises or the performance of any other work by Tenant at the Premises; and (iii) Tenant specifying any materials or equipment which are not readily available in the market and require long-lead time to obtain. Upon the occurrence of any event that Landlord contends is a Tenant Delay, Landlord shall promptly deliver notice to Tenant thereof, together with Landlord’s reasonable estimate of the expected delay. Notwithstanding the foregoing, a delay shall only be considered a Tenant Delay if such delay causes an incremental delay in the completion of the Tenant Improvements. For example, if Landlord is delayed by the unavailability of certain materials and Tenant causes a delay while Landlord is delayed by such unavailability of materials so that no further actual incremental delay is caused by Tenant, such delay by Tenant shall not constitute a “Tenant Delay” hereunder. In the event of any Tenant Delays, the Premises shall be deemed to have been completed on the date Landlord and Tenant reasonably determine the Premises would have been so completed but for such Tenant Delays.

(ix)                                 If any dispute shall arise as to whether Landlord has so completed the Premises on the date of such completion, the matter shall be submitted to Landlord’s Architect for its determination and its decision shall be binding upon the parties.

(x)                                 Notwithstanding anything herein contained to the contrary, Tenant shall have the right prior to the Commencement Date to submit a so-called punch list of incomplete or defective items in Landlord’s Work and Landlord shall promptly remedy all such items. If any dispute shall arise between the parties as to such list, such matter shall be submitted to Landlord’s Architect for determination and its decision shall be binding upon the parties.

(xi)                              Whenever matters are submitted to Landlord’s Architect for determination pursuant to the terms of this Lease, the fee of Landlord’s Architect shall be charged against the Tenant Allowance.

(c)                                   Landlord guarantees all work performed by or for Landlord in connection with the completion of the Premises against defective workmanship and materials for the period of one (1) year from the substantial completion thereof. Thereafter, Landlord will cooperate with Tenant in enforcing the warranties of workmanship and materials which Landlord received with respect to such construction to the extent that the repair thereof is Tenant’s responsibility hereunder.

(d)                                    (i)                                     Tenant shall not make any alterations, additions or improvements without the prior written consent of Landlord. Any such alterations, additions or improvements (except movable furniture and trade fixtures) shall at once become a part of the realty and belong to Landlord. The same shall be made by Tenant, at Tenant’s sole cost and expense. Upon termination of this Lease, Tenant shall upon demand by Landlord, at Tenant’s sole cost and expense, forthwith remove any alterations, additions or improvements.

(ii)                                  Notwithstanding the provisions of Section 8(d)(i) or (e) to the contrary, Landlord’s consent shall not be required with respect to non-material, nonstructural interior alterations, additions or improvements to the Premises and Landlord will not unreasonably withhold its consent to any material non-structural interior alterations, additions or improvements to the Premises and/or to any structural alterations, additions or improvements to the Premises, provided notice is first given in writing by Tenant to Landlord and written approval by Landlord is required for any alteration, addition or improvement that would materially affect any mechanical or electrical system. For purposes of this Section 8(d), demising walls, but not interior office walls, are deemed structural.

(iii)                               Landlord acknowledges that Tenant’s furniture, trade fixtures, business equipment and personalty shall not be deemed alterations, additions or improvements which become Landlord’s property pursuant to Section 8(d).

(e)                                     Any repairs made pursuant to Section 7(b) hereof or alterations and improvements made pursuant to this Section 8 by Tenant as required and permitted hereunder shall be made and performed (i) as Landlord may designate on a reasonable basis, (ii) in accordance with all applicable rules and regulations of Landlord and governmental authorities having jurisdiction, (iii) in the case of new construction in keeping with plans and specifications theretofore having been approved in advance by Landlord, (iv) using mechanics and contractors having been approved by Landlord which approval shall not be unreasonably withheld; provided, however, that Landlord, at Tenant’s sole cost and expense, shall do all such work affecting the structural portions of the Building and the mechanical and electrical systems thereof, and (v) in a reasonable fashion to minimize noise, litter and/or odors resulting therefrom. The work performed by Landlord affecting the structural portions of the Building and the mechanical and electrical systems thereof pursuant to subsection 8(e)(iv) shall be at reasonable and competitive cost. Tenant shall reimburse Landlord for Landlord’s reasonable costs of third party review of Tenant’s proposed structural alterations or those to the mechanical or electrical systems.

9.                                      LIENS

Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. In the event that Tenant shall not, within thirty (30) days following receipt of notice of the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by Law, the right to cause the same to be released by such means as it shall reasonably deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be deemed additional rent and shall be payable by Tenant on demand with interest at the Interest Rate.

10.                               USE OF PREMISES

(a)                                  The Premises are leased to Tenant for the use set forth in Section 1(m) hereof and for no other purpose whatsoever. Tenant agrees that it will use the Premises in such manner as not to injure, annoy, interfere with or infringe on the rights of other tenants or use or allow the Premises to be used for any improper, immoral or unlawful purpose or to permit unpleasant odors to be emitted therefrom. Tenant agrees to comply with Laws and comply with all requirements of Landlord’s insurance policies applicable to Tenant’s particular use of the Premises (to the extent Tenant is notified in writing of such requirements and such policy allows for use of the Premises for Tenant’s Use) now or hereafter in force. Without limiting the foregoing, if any Law shall require alterations or modifications of the Premises (a “Code Modification”), such Code Modification shall be the sole and exclusive responsibility of Tenant, except the following, which shall be Landlord’s responsibility (the cost of which may be included in Expenses unless otherwise prohibited by the terms of this Lease): (i) requirements of structural or building system changes not related to or affected by improvements made by or for Tenant or not necessitated by Tenant’s act, and (ii) upgrades, retrofits, or improvements to the Premises, such as fire, life safety, accessibility (ADA) or seismic upgrades mandated by any Laws, unless necessitated by (1) Tenant’s particular and unique use of the Premises (rather than general office use) or (2) any Alteration made to the Premises by or on behalf of Tenant.

(b)                                  Tenant shall not commit or suffer the commission of any waste, overload any floor of the Premises beyond the load limit reasonably established by Landlord or permit any explosives to enter the Building. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything therein which will in any way increase the fire insurance premium upon the Building. Tenant shall not use any portion of the Premises for the preparation, sale (not including vending machines) or consumption of food by the public. Tenant shall have the right to contest, without cost to Landlord, the validity or application of any Law required to be complied with by Tenant and may postpone compliance therewith, provided such contest does not subject Landlord to criminal prosecution for noncompliance therewith and, further, provided, that Tenant promptly pays all fines, penalties and other costs and interest thereon imposed upon Landlord as a result of such noncompliance.

(c)                                  During the Term of this Lease, Landlord shall not execute a lease (or affirmatively grant its consent to a sublease or assignment of a lease) which grants a tenant or occupant the right to use any portion any portion of the Building to be used or occupied for a use which would be inconsistent with maintaining a highly respected public image for the Building, including, without limitation, any of the “Prohibited Uses,” described on Exhibit “I” hereto. Notwithstanding the foregoing, the above provision shall not apply to a current occupant or tenant of the Building who is operating under its current use clause or trade name as of the date of this Lease, provided, however, Landlord shall not grant, consent or amend any existing lease or occupancy agreement in a manner which causes such lease or occupancy agreement to be inconsistent with the terms of this Section. Tenant agrees not to use, or permit to be used any portion of, the Premises for any of the “Prohibited Uses” or “Exclusive Uses” described on Exhibit “I” hereto.

(d)                                 During the Term of this Lease, without the prior written consent of Tenant, which may be withheld in Tenant’s sole and absolute discretion, Landlord (i) shall not execute a lease (or affirmatively grant its consent to a sublease or assignment of a lease) which grants a tenant or occupant the right to use any portion of the Building (other than the Premises) to any of the following entities, and (ii) shall not itself display in the Common Areas materials from, or execute an agreement which grants the right to displays in the Common Areas by the following entities (each an “Excluded User”) or displaying the following messages: residential mortgage lender or residential mortgage broker, real estate broker or title insurance company other than Title Source, Inc.; National Basketball Association team other than the Cleveland Cavaliers; casino other than Horseshoe Cleveland, Horseshoe Cincinnati, Horseshoe Baltimore, Greektown Detroit, ThistleDown Racino or Turfway Park; graphic company other than Fathead; ticketing company other than Veritix; Alarm Company other than Protect America; online educational institutions (other than Northcentral University) such as University of Phoenix and Kaplan; luxury lifestyle magazines other than the Robb Report; tourism advertisements for cities other than Detroit or Cleveland, states other than Michigan or Ohio or countries other than the United States or advertisements portraying any of the foregoing in a negative manner; political messages of any kind; anything of an indecent or pornographic nature; or Minnesota-based law firms representing plaintiffs. Notwithstanding the foregoing, the above provision shall not apply to a current occupant or tenant of the Building who is operating under its current use clause or trade name as of the date of this Lease, provided, however, Landlord shall not grant, consent or amend any existing lease or occupancy agreement in a manner which causes such lease or occupancy agreement to be inconsistent with the terms of this Section.

11.                               LANDLORD’S SERVICES AND UTILITIES

(a)                                 (i)                                     Landlord agrees to furnish to the Premises from 7:00 a.m. to 8:00 p.m. weekdays and 8:00 a.m. to 1:00 p.m. on Saturdays (excluding New Year’s Day, Memorial Day, July 4th, Labor Day, Thanksgiving Day and Christmas) (“Normal Business Hours”), heating, ventilating and air conditioning (“HVAC”) required for the comfortable use the Premises for normal office use. From a HVAC perspective, the Premises shall meet the specifications set forth on Exhibit “H” hereto (“Building Design Criteria”). Any changes to the HVAC system require approval of Landlord and shall be at Tenant’s sole cost and expense. Landlord’s approval of HVAC changes shall not constitute Landlord’s representation that the HVAC system as modified will meet the specifications set forth in the Building Design Criteria. Similarly, changes to the configuration of the Premises or Tenant’s use of, and level of occupancy in, the Premises may affect Landlord’s ability to deliver HVAC meeting the specifications of the Building Design Criteria. Landlord shall make HVAC services available to Tenant at all times beyond Normal Business Hours promptly upon written request (which may be by email) from Tenant. Tenant shall pay as additional rent the cost of providing all heating, ventilating and air conditioning, to the Premises during hours requested by Tenant outside Normal Business Hours, such additional rent to be in an amount equal to Fifty and 00/100ths Dollars ($50.00) per hour per floor for heat and air conditioning. Tenant agrees to abide by all regulations and requirements which Landlord may reasonably prescribe for the proper functioning and protection of the HVAC system and Landlord shall not be required to provide additional ventilating and air conditioning to the Premises as herein provided if Tenant is utilizing excessive heat generating equipment within the Premises or if the Premises are occupied by a number of persons in excess of the design criteria of the HVAC system.

(ii)                                  Landlord agrees to furnish to the Premises, subject to the Rules, water suitable for the intended use of the Premises on a 24/7 basis.

(iii)                               Landlord agrees to furnish to the Premises, subject to the Rules, janitorial service in accordance with Exhibit “D” hereto. Landlord shall promptly address any janitorial services issues raised by Tenant. If Landlord fails to remedy the service issues within sixty (60) days after notice from Tenant, then Tenant has the right to engage its own janitorial service provider to serve the Premises. In such event the cost of the janitorial services for the Premises shall be removed from both the Base Expense and future Expenses. If Landlord provides janitorial services in addition to those set forth in Exhibit “D” hereto at Tenant’s request, then Tenant shall pay to Landlord as additional Rent the additional cost reasonably incurred by Landlord for such services.

(iv)                              Landlord agrees to furnish to the Building, subject to the Rules, elevator service on a 24/7/365 basis. Elevators may be temporarily closed as necessary for repairs so long as at least one (1) elevator shall be available at all times and, subject to the foregoing right for temporary repairs, casualty or force majeure events, no more than two (2) elevators shall be out of service at one time during Normal Business Hours.

(v)                                 Landlord will cause electricity to be furnished to the Premises for normal office use on a 24/7/365 basis and in accordance with the standard on Exhibit “H”.

(vi)                              Landlord shall provide and maintain all fire suppression and other life safety systems required by Law (subject to Tenant’s maintenance obligations for such systems in its Premises).

(vii)                           Landlord shall have the exterior windows of the Building professionally washed at least twice each calendar year.

(viii)                        Provided it does not impact the functionality of the Building and can be accomplished in a manner which would not impact any future improvements, Tenant shall have the right to have Landlord install, at Tenant’s expense, HVAC equipment as Tenant shall determine to be necessary or desirable, including, without limitation, additional rooftop HVAC units.

(ix)                              Landlord shall have no liability, and Tenant shall not be entitled to any abatement or reduction of rental except as provided in Section 11(a)(x) hereof, by reason of Landlord’s failure to furnish any services (including electricity) when such failure is caused by breakage, repairs, strikes, lockouts, labor disturbances or labor disputes, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord. Landlord shall use commercially reasonable efforts to diligently restore any services provided by Landlord hereunder which are disrupted.

(x)                                 Except as otherwise provided in this Lease, Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the rental herein reserved be abated by reason of: (A) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, (B) failure to furnish or delay in furnishing any such services when such failure or delay is caused by any condition beyond the reasonable control of Landlord or by the making of necessary repairs or improvements to the Premises or to the Building, or (C) any limitation, curtailment, rationing or restriction on use of water, electricity, steam, gas or any other form of energy serving the Premises or the Building. Landlord shall use reasonable efforts diligently to remedy any interruption in the furnishing of such services. Notwithstanding the foregoing, if any interruption of utilities or services shall continue for more than three (3) consecutive days as a result of the negligence or willful act of Landlord (or its employees, managers, agents or contractors) and Tenant is prevented from using the Premises or any portion thereof in the same manner as Tenant was using the Premises prior to such interruption, then all Basic Rental and additional rent payable hereunder with respect to such portion of the Premises shall be abated for the period beginning as of the commencement of such interruption and continuing until full use of such portion of the Premises is restored to Tenant.

(b)                                 Tenant shall pay for all electric service used or consumed in the Premises, but excluding electrical current required by the building standard HVAC systems and the lighting of the Common Areas of the Building. The public utility company supplying electricity to the Building, or Landlord, as the case may be, shall provide an electric meter for measuring Tenant’s consumption of Tenant’s electricity. At the request of Landlord, if applicable, Tenant shall execute any and all applications for electric service or other forms required by the public utility company supplying electricity to the Building for the installation of a meter to measure the electricity consumed by Tenant. Landlord may elect to purchase electricity in bulk for the Building and furnish the Premises with electricity. Tenant shall pay the charge for electricity monthly as and when invoiced therefor to said public utility company or Landlord, as the case may be. If Landlord has elected to purchase electricity in bulk for the Building, electricity shall be charged to Tenant at the secondary rates which Tenant would pay as a direct customer of the utility company providing service to Landlord.

(c)                                  Tenant, at Tenant’s sole cost and expense, shall make arrangements directly with the telephone company for telephone service in the Premises. Tenant shall pay for all telephone service, including, without limitation, the cost of installing wires, cables and telephone outlets for such service as and when billed for the same.

(d)                                 Landlord shall provide HVAC without additional charge to Tenant during Normal Business Hours.

(e)                                  Intentionally Deleted

(f)                                   Landlord shall provide security monitoring for the Building twenty-four (24) hours per day, 365 days per year pursuant to and in accordance with the Security Specifications (as hereinafter defined). Exhibit “G” hereto sets forth the current Building standard security specifications, procedures and systems (“Security Specifications”). In connection with Landlord’s security monitoring, Tenant consents to the installation by Landlord of security cameras throughout the Building (excluding within the Premises and excluding cameras outside of the Premises which look into the Premises). During the Term of this Lease, Landlord shall, at its sole cost and expense, cause the Security Specifications to be in place and enforced. Tenant agrees to comply with the Security Specifications as the same may be reasonably modified from time to time by Landlord, provided that (i) the Security Specifications shall at all times be consistent with security specifications for Class A office buildings in Downtown Cleveland; (ii) Landlord shall give Tenant written notice not less than thirty (30) days prior to any material change in the Security Specifications; and (iii) Landlord shall not make any change in the Security Specifications which would have a material adverse effect on Tenant. Landlord shall provide building access to all employees and vendors of Tenant and Tenant’s sublessees (collectively, “Cardholders”) twenty-four (24) hours per day, three hundred sixty-five (365) days per year. Landlord shall, at no cost to Tenant, provide Tenant with access cards for each of Tenant’s employees. Landlord shall replace lost access cards, at the expense of Tenant, for a charge of Ten Dollars ($10.00) per card. Cardholders shall not be required to sign in at the security desk or elsewhere in the Common Areas provided the Cardholders have a Tenant or Building management issued identification access card.

(g)                                  Intentionally omitted.

(h)                                 Tenant agrees, if Landlord directs, to keep the lights on or allow Landlord to cause the lights to be kept on, at Tenant’s cost and expense, in the perimeter offices in the Demised Premises during non-business and holiday evening hours (the “Perimeter Office Lighting Agreement”); provided, however, to the extent that Landlord or a Landlord related or affiliated entity occupies perimeter space in the Building for business purposes and is not illuminating said exterior offices during such non-business hours, then Tenant’s obligations under this Section shall be suspended during such period of time of non-illumination. While the Perimeter Office Lighting Agreement is in full force and effect, Tenant shall not provide any contrary direction to the janitorial service or other contractors (and shall advise those that occupy the Premises of the Perimeter Office Lighting Agreement).

(i)                                     During the Term of this Lease, Landlord may maintain a concierge desk in the Building lobby adjacent to the front entrance of the Building or at such other Building lobby location as Landlord shall reasonably determine. Tenant may also staff the concierge desk. Landlord shall give Tenant written notice not less than thirty (30) days prior to commencing any such relocation or reconfiguration of the concierge desk. If Tenant elects to staff the concierge desk, it may do so, but such staffing of the concierge desk by Tenant shall be at the sole cost and expense of Tenant and shall be subject to coordination with Landlord’s use and operation of the concierge desk.

(j)                                    Tenant shall not cause or permit the use, generation, storage or disposal in or about the Premises or the Building of any Hazardous Materials (as hereinafter defined) unless Tenant shall have received Landlord’s prior written consent, which Landlord may withhold or at any time revoke in its sole discretion. Notwithstanding the foregoing or anything else to the contrary contained in this Lease, without Landlord’s approval or consent, Tenant may utilize typical amounts of such Hazardous Materials typically utilized in offices in accordance with Law. Tenant shall defend, indemnify and hold Landlord harmless from and against any and all losses, costs (including reasonable attorneys’ fees), liabilities and claims arising from any violations of applicable Law by Tenant relating to Hazardous Materials that hereinafter become located in, on or under the Building as a result of the act or omission of Tenant, its agents, employees and contractors and shall assume full responsibility and cost to remedy such violations to a standard which is applicable to commercial use, For purposes hereof, “Hazardous Materials” shall mean any toxic or hazardous waste or substance (including, without limitation, asbestos and petroleum products) which is regulated by applicable Law. Landlord shall defend, indemnify and hold Tenant harmless from and against any and all losses, costs (including reasonable attorneys’ fees), liabilities and claims arising from (i) Hazardous Materials existing on, at, in or under the Building as of the Commencement Date in violation of Law, or (ii) violations by Landlord (or its employees, managers, agents or contractors) of applicable Law relating to Hazardous Materials. The terms of this Section 11(j) shall survive the expiration or termination of this Lease.

(k)                                 Tenant shall use the telecommunications closet on each floor of the Premises (collectively, “Closets”) solely for cabling, lab equipment, equipment dedicated to the distribution of data, telecommunications solely for that wing (or redundancy for another Tenant wing), data processing equipment, supplemental equipment and equipment relating to building systems, such as, without limitation, AV equipment and security. Should Tenant’s installation of such items in the Closets exceed the applicable levels in the Building Design Criteria, Tenant shall, at its expense, as provided in and subject to the provisions of this Lease, pull electricity from Tenant’s panel to support such equipment and add any necessary cooling equipment. Any cooling equipment installed by Tenant in such telecommunication closet(s) shall be deemed supplemental equipment. Landlord may leave in the Closets life safety equipment related to the operation of a multi-tenant commercial building. In addition to the other items that are to be connected to the existing UPS circuit as provided in this Lease, Tenant may only connect the following items located exclusively in the Closets to the existing UPS: network gear and security gear (collectively, “Gear”). Landlord may, at all reasonable times, verify that the only items located in the Closets which are connected to the existing UPS are the Gear and if Tenant has items other than the Gear and located in the Closets connected to the existing UPS, Landlord notifies Tenant that Tenant has items other than the Gear and located in the Closets connected to the existing UPS, Tenant fails to remove the items other than the Gear and located in the Closets connected to the existing UPS and Landlord has otherwise properly maintained the existing UPS, Landlord shall not be liable to Tenant for damages if the existing UPS does not function properly.

12.                               RULES AND REGULATIONS

Tenant agrees to abide by all Rules and to all reasonable additions and modifications thereto made by Landlord. These regulations are imposed for the cleanliness, good appearance, proper maintenance, good order, and proper enjoyment of the Building by all tenants and their clients, customers and employees. The modifications to the Rules shall be consistent with the operation of Class A office building in Downtown Cleveland and shall be enforced on a nondiscriminatory basis. To the extent the Rules conflict with the terms of this Lease, the terms of this Lease shall govern.

13.                               TAXES

Tenant agrees to pay before delinquency any and all taxes levied or assessed and which become payable during the term hereof upon Tenant’s equipment, furniture, fixtures and other personal property located in the Premises.

Tenant shall, in addition to and at the same time as making the payments of rental hereunder, pay Landlord the amount of any rental, excise, sales or transaction privilege tax now or hereafter imposed or levied upon the rent hereunder or Landlord’s receipt of rental hereunder, but, excepting Landlord’s income taxes of general applicability.

14.                               FIRE OR CASUALTY

(a)                                 If the Building, the Premises or access to them shall be partially or totally damaged or destroyed by fire or other casualty (each, a “Casualty”) and if this Lease is not terminated as provided below, then Landlord shall repair and restore the Premises and the portions of the Building servicing the Premises to substantially their condition prior to such fire or other casualty (the “Required Restoration Work”) with reasonable dispatch and diligently prosecute such repair and restoration to completion. In no event shall Landlord be required to repair or replace Tenant’s leasehold improvements, merchandise, trade fixtures, furnishings, equipment or other personal property.

(b)                                 If all or part of the Premises shall be rendered Untenantable (as hereafter defined) by reason of a Casualty, the Basic Rental and all additional rent attributable to the Premises or portion thereof which is Untenantable shall be abated for the period from the date of the Casualty to the earlier of (i) the date which is ninety (90) days after the Premises or such portion thereof are no longer Untenantable or (ii) the date Tenant reoccupies such portion of the Premises for the ordinary conduct of business (in which case the Basic Rental and the additional rent allocable to such reoccupied portion shall be payable by Tenant from the date of such occupancy). “Untenantable” means that Tenant shall be unable to occupy and shall not be occupying the Premises or the applicable portion thereof for the conduct of business ordinarily conducted in the Premises as a result of the Casualty.

(c)                                  If by reason of a Casualty (i) the Building shall be totally damaged or destroyed, or (ii) the Building shall be so damaged or destroyed (whether or not the Premises are damaged or destroyed) that repair or restoration shall require more than two hundred seventy (270) days after commencement of restoration and/or if the Casualty is not insured under the insurance Landlord is required to carry or carries hereunder and Landlord has not agreed to provide any shortfall in proceeds, then in any such case Landlord or Tenant may terminate this Lease by notice given to the other party within thirty (30) days after Landlord receives or should have received the estimate (as defined in Section 14(d) below) and Tenant shall have no restoration obligations with respect to the Premises.

(d)                                 (i)                                     Within sixty (60) days after the date of any Casualty, Landlord shall deliver to Tenant an estimate prepared by a reputable third party disinterested contractor selected by Landlord and reasonably approved by Tenant setting forth such contractor’s estimate as to the time reasonably required to perform the Required Restoration Work; provided, that if Landlord shall fail to deliver the estimate within twenty (20) days after Landlord’s receipt of written notice that Landlord has failed to provide the estimate, Tenant may designate a contractor (subject to Landlord’s reasonable approval thereof; provided, that if Landlord fails to approve or disapprove any contractor designated by Tenant within ten (10) days after the giving of notice by

Tenant, such contractor shall be deemed to be approved by Landlord) to prepare the estimate (the contractor designated by either Landlord or Tenant pursuant to this sentence is called the “Contractor” and the estimate prepared by the Contractor is called the “estimate”).

(ii)                                  In the event according to the estimate, the Premises cannot be restored to tenantable condition within a period of two hundred seventy (270) days after commencement of restoration, then Tenant shall have the right to terminate this Lease upon written notice (“Casualty Termination Notice”) to Landlord within thirty (30) days following Tenant’s receipt of the estimate. In addition, if Landlord has not completed such restoration within (a) two hundred seventy (270) days after commencement of restoration, and if Landlord does not complete such restoration within thirty (30) days after notice from Tenant of such failure to complete such restoration, Tenant shall have the right to terminate this Lease at any time thereafter and prior to the completion of such restoration by written notice to Landlord, or (b) twelve (12) months after the Casualty, and if Landlord does not complete such restoration within thirty (30) days after notice from Tenant of such failure to complete such restoration, Tenant shall have the right to terminate this Lease at any time after the expiration of such twelve (12) month period and prior to the completion of such restoration by written notice to Landlord

(iii)                               If Tenant gives a Casualty Termination Notice pursuant to this Section 14, this Lease shall terminate on the thirtieth (30th) day after such notice is given by Tenant or such longer time period (not to exceed two hundred seventy (270) days) as specified in such Casualty Termination Notice and Tenant shall vacate the Premises and surrender the same to Landlord in accordance with the terms of this Lease; provided, that Tenant shall have no restoration obligations with respect to portions of the Premises rendered Untenantable by such Casualty. Upon any such termination of this Lease, Landlord and Tenant shall be released from any and all liability thereafter accruing hereunder, and any Rent paid in advance by Tenant shall be refunded to Tenant within thirty (30) days after termination of the Lease.

(iv)                              Time is of the essence with respect to all of the time periods set forth in this Section 14(d).

(e)                                  (i)                                     Landlord and Tenant shall reasonably cooperate with each other in connection with the performance by Landlord of the Required Restoration Work and the repair or replacement by Tenant of Tenant’s Property (as hereinafter defined), provided that Tenant shall not unreasonably interfere with the Required Restoration Work and such entry by Tenant shall be at its sole risk. Prior to the substantial completion of the Required Restoration Work, Landlord shall, to the extent appropriate in accordance with good construction practices, provide Tenant and Tenant’s contractor, subcontractors and materialmen access to the Premises to repair or replace Tenant’s Property (but not to occupy the same for the conduct of business).

(ii)                                  Such access by Tenant shall be deemed to be subject to all of the applicable provisions of this Lease, except that there shall be no obligation on the part of Tenant solely because of such access to pay any Rent with respect to the affected portion of the Premises for any period prior to substantial completion of the Required Restoration Work.

15.                               EMINENT DOMAIN

(a)                                 If the whole or any substantial part of the Building shall be taken by any public authority under the power of eminent domain, then the Term of this Lease shall cease on the part so taken on the date possession of that part shall be required for public use, and any Rent paid in advance of such date shall be refunded to Tenant, and Landlord and Tenant shall each have the right to terminate this Lease upon written notice to the other, which notice shall be delivered within thirty (30) days following the date notice is received of such taking. In the event that neither party hereto shall terminate this Lease, Landlord shall, to the extent the proceeds of the condemnation award (other than any proceeds awarded for the value of any land taken) are available, make all necessary repairs to the Building to render and restore the same to a complete architectural unit and Tenant shall continue in possession of the portion of the Premises not taken under the power of eminent domain, under the same terms and conditions as are herein provided, except that the Rent reserved herein, Tenant’s Share pursuant to Section 1 (k) hereof shall be reduced in direct proportion to the amount of the Premises so taken. All damages awarded for such taking shall belong to and be the property of Landlord, whether such damages be awarded as compensation for diminution in value of the leasehold or to the fee of the Premises; provided, however, Landlord shall not be entitled to any portion of the award made to Tenant for loss of business, removal and reinstallation of trade fixtures or moving expenses.

(b)                                 In the event of a partial taking which does not result in the termination of this Lease, Landlord shall promptly commence and diligently prosecute the restoration of the Premises as nearly as practicable to a complete unit of like quality and character as existed just prior to such taking. In such event, the Rent shall abate during the period of demolition and restoration to the extent the Premises are unusable, provided that Landlord receives an award therefor.

(c)                                  Notwithstanding the provisions of Section 15 hereof, Tenant shall have the right to make a claim against the condemning authority (but not Landlord) for compensation for the unamortized cost of Tenant’s improvements, alterations or additions made to the Premises at Tenant’s cost, such amortization to be computed on a straight line basis over the Term of this Lease.

16.                               ASSIGNMENT AND SUBLETTING

(a)                                   Except as expressly permitted pursuant to this Section 16, Tenant shall not, without the prior written consent of Landlord, assign, encumber or hypothecate this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant. Landlord agrees that it will not unreasonably withhold, delay or condition its consent to a proposed assignment or subletting. In determining reasonableness, Landlord may take into consideration all relevant factors surrounding the proposed assignment or subletting, including, without limitation: (i) the business reputation of the proposed assignee or subtenant and its officers, directors and owners; (ii) the nature of the business of the proposed assignee or subtenant and its effect on the other tenants of the Building; and (iii) restrictions, if any, contained in leases affecting the Building. Except as provided in Section 16(d) hereof, this Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant by operation of law without the consent of Landlord.

(b)                                 If at any time or from time to time during the Term of this Lease, Tenant desires to sublet all or any part of the Premises or to assign this Lease, Tenant shall give notice to Landlord setting forth the proposed subtenant or assignee, the terms of the proposed subletting and the space so proposed to be sublet or the terms of the proposed assignment, as the case may be. Except with respect to an assignment under (d) below, if the proposed assignment is to a non-affiliate of Tenant and covers the entire Premises for the entire remaining Term of this Lease, Landlord may terminate this Lease, such termination right to be exercised by notice from Landlord to Tenant within ten (10) days after Tenant’s notice to Landlord of the proposed assignment, provided that such termination notice by Landlord shall not be effective if, within ten (10) days after Landlord’s termination notice to Tenant, Tenant gives notice to Landlord retracting the proposed assignment notice.

(c)                                  In the event Tenant sublets a portion of the Premises, or assigns this Lease, fifty percent (50%) of the sums or other economic consideration received by Tenant as a result of such subletting or assignment whether denominated rentals or otherwise, under the sublease or assignment, which, after subtracting the reasonable costs incurred by Tenant in connection with such subletting or assignment, which exceeds in the aggregate, the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to that portion of the Premises subject to such sublease) shall be payable to Landlord as additional rental under this Lease without affecting or reducing any other obligation of Tenant hereunder.

(d)                                 Notwithstanding the provisions of Section 16(a) hereof, without Landlord’s approval or consent and without notice to Landlord, Tenant shall have the right at any time and from time to time to sublease all or any portion of the Premises or assign this Lease to (i) any affiliate of Tenant and any affiliate of any of the beneficial owners of Tenant or its parents or subsidiaries at any level, (ii) any entity in which Tenant has a controlling interest or (iii) any successor entity, whether by merger, consolidation or combination or otherwise or (iv) any entity that purchases all or substantially all of Tenant’s assets or (v) Quicken Loans Inc. or any of its affiliates. For purposes hereof an affiliate is any entity which controls Tenant, is controlled by Tenant or is under common control with Tenant, or in which Tenant or any affiliate of Tenant or any beneficial owner of Tenant or its parent or subsidiaries has any interest or is an officer, director, shareholder, partner, member or manager or at any other level. Further, notwithstanding the provisions of Section 16(a) hereof, without Landlord’s approval or consent but with notice to Landlord, Tenant shall have the right at any time and from time to time to sublease all or any portion of the Premises to a subtenant provided such subtenant is not (1) an occupant of the Building or an affiliate of any such occupant and at such time Landlord has comparable space available for Lease to such proposed subtenant or (2) a person or entity with whom Landlord is then, or has been within the six-month period prior to the time Tenant seeks to enter into such sublease, actively and demonstrably negotiating to lease space in the Building or an affiliate of any such person or entity and at such time Landlord has comparable space available for Lease to such proposed subtenant. Tenant shall, upon written request from Landlord, provide Landlord with the names of any sublessees or assignees of Tenant. Nothing contained in this Lease provides any subtenant or assignee with any right to use the Premises for any use other than Tenant’s Use as set forth in Section 1 (m). Any change in control or ownership of Tenant shall not be deemed an assignment requiring approval of Landlord.

(e)                                  Regardless of Landlord’s consent, no subletting or assignment shall release Tenant of Tenant’s obligation or alter the primary liability of Tenant to pay the rental and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. Upon an Event of Default, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, upon first notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Lease.

17.                               ACCESS

(a)                                 Subject to applicable Law and the other limitations set forth in this Lease, Landlord and its agents shall have the right following not less than seventy-two (72) hours written notice (except in an Emergency (as hereinafter defined) to enter the Premises at all reasonable times for the purpose of examining or inspecting the same, showing the same to prospective purchasers or tenants of the Building (as to prospective tenants, only in the final nine (9) months of the Term of this Lease), and as necessary to perform its obligations hereunder. Landlord’s access rights shall be subject to the following: (i) promptly finishing any work for which it entered; (ii) complying with all of Tenant’s security and safety regulations which do not unreasonably limit or impact the purpose for which such entry was or is to be undertaken; (iii) intentionally omitted; (iv) if Tenant so elects, Landlord shall be accompanied by a representative of Tenant during any such entry; (v) Landlord shall not have the right to open or inspect confidential files or safes (so long as designated in writing as confidential in advance by Tenant), and Landlord shall not disclose to others any confidential information regarding Tenant’s business (to the extent designated as confidential in advance by Tenant) learned by Landlord during any such entry into the Premises except (1) in litigation between Landlord and Tenant, (2) if required by court order or subpoena, or (3) if such confidential information otherwise become generally available to the public; and (vi) Landlord shall promptly repair any damage caused to the Premises by Landlord or anyone accessing the Premises under this Section. Landlord may erect, use and maintain temporary scaffolding, pipes, conduits and other necessary structures in and through the Premises where reasonably required by the character of the work performed, provided that the business of Tenant shall not be interfered with unreasonably. If Tenant shall not personally be present to open and permit an entry into the Premises at any time when such entry by Landlord is necessary or permitted hereunder, Landlord may enter by means of a master key or, in emergencies, may enter forcibly, without liability to Tenant. In exercising its rights pursuant to this Section 17 hereof, Landlord shall use its reasonable efforts not to unreasonably interfere with Tenant’s operations in the Premises and to minimize any such interference.

(b)                                 Intentionally deleted.

(c)                                  As used herein, the term “Emergency” shall mean an event requiring immediate action, e.g., danger to health, life or property, fire, water seepage, sewer backup or cessation or interruption of any facility servicing the like.

(d)                                 Landlord shall at all times have and retain a key with which to unlock all of the doors in, on or about the Premises (excluding Tenant’s vaults, safes and similar areas designated in writing by Tenant in advance and executive offices and other areas containing confidential information as reasonably determined by Tenant); and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in any Emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises, or any portion thereof. Damage to the Premises resulting from Landlord’s entry shall be repaired at Landlord’s expense

18.                               SUBORDINATION

This Lease is and shall be subject and subordinate, at all times, to (a) the lien of any mortgage or mortgages which may now or hereafter affect the Building, and to all advances made or hereafter to be made upon the security thereof and to the interest thereon, and to any agreements at any time made modifying, supplementing, extending or replacing any such mortgages, and (b) any ground or underlying lease which may now or hereafter affect the Building, including all amendments, renewals, modifications, consolidation, replacements and extensions thereof. Notwithstanding the foregoing, at the request of the holder of any of the aforesaid mortgage or mortgages or the lessor under the aforesaid ground or underlying lease, this Lease may be made prior and superior to such mortgage or mortgages and/or such ground or underlying lease. Notwithstanding anything herein contained to the contrary, if the Building is subject to mortgage on the date of this Lease, then within thirty (30) days after the execution and delivery of this Lease, Landlord shall obtain a subordination, non-disturbance and attornment agreement for Tenant’s benefit from the current mortgagee(s) of the Building in a commercially reasonable form reasonably acceptable to Tenant. In addition, as a condition precedent to Tenant subordinating this Lease to any future mortgage or ground lease, Landlord shall obtain a subordination, non-disturbance and attornment agreement from such mortgagee or ground lessor in a commercially reasonable form reasonably acceptable to Tenant. Tenant agrees to execute a commercially reasonable subordination, nondisturbance and attornment agreement.

At the request of Landlord, Tenant shall execute and deliver such further instruments as may be reasonably required to implement the provisions of this Section

18.                               Failure of Tenant to execute any of the instruments specified in Sections 18 and 41 within twenty (20) days of written request to do so by Landlord shall constitute an Event of Default for which no cure period shall be provided to Tenant; provided, however, in the event Tenant has provided commercially reasonable modifications to such instruments at least three (3) days prior to the expiration of such twenty (20) day period and Landlord, lender or prospective purchaser has failed to respond to such comments in good faith and/or Tenant and such parties are negotiating such documents, then Tenant’s failure to so execute all such instruments shall not constitute an Event of Default unless and until Tenant fails to execute all such instruments within ten (10) days after such documents have been fully negotiated.

19.                               NON-LIABILITY

(a)                                 Except for the negligence or wrongful acts of Landlord, its agents, contractors and employees, Landlord shall not be responsible or liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connected with the Premises or any part of the Building or for any loss or damage resulting to Tenant or his property from burst, stopped or leaking water, gas, sewer or steam pipes, or for any damage or loss of property within the Premises from any cause whatsoever or for any loss or damage resulting to Tenant or its property from theft or a failure of the security system in the Building, and then only if such damage or loss is not covered by Tenant’s insurance, and no such occurrence shall be deemed to be an actual or constructive eviction from the Premises or result in an abatement of rental.

(b)                                 In the event of any sale or transfer (including any transfer by operation of law) of the Premises, Landlord (and any subsequent owner of the Premises making such a transfer) shall be relieved from any and all obligations and liabilities under this Lease, except such obligations and liabilities as shall have arisen during Landlord’s (or such subsequent owner’s) respective period of ownership, provided that the transferee assumes in writing all of the obligations of Landlord under this Lease.

(c)                                  If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord’s part to be performed, and if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Building and out of rents, insurance proceeds, condemnation award or other income from the Building receivable by Landlord, or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord’s right, title and interest in the Building, and neither Landlord nor any of its partners, members, managers or shareholders shall be liable for any deficiency.

20.                               INDEMNIFICATION OF LANDLORD

(a)                                 Tenant hereby waives all claims against Landlord for damage to any property or injury or death of any person in or upon the Premises arising at any time, except to the extent resulting from the negligence or willful misconduct of Landlord or its employees, managers, agents or contractors. Subject to the waiver of liability under Section 21, Tenant shall indemnify, defend and hold Landlord harmless from any damage to any property or injury to or death of any person arising in or on the Premises, except to the extent resulting from the negligence or willful misconduct of Landlord or its employees, managers, agents or contractors. All property insurance procured by the Tenant shall contain an endorsement waiving all rights of subrogation against Landlord, the Landlord’s Agent(s), Landlord’s property manager, and beneficiaries. The foregoing indemnity obligation of Tenant shall include reasonable attorneys’ fees, investigation costs and all other reasonable costs and expenses incurred by Landlord from the first notice that any claim or demand is to be made or may be made with respect to matters covered by the indemnity. The provisions of this Section 20 shall survive the termination of this Lease with respect to any damage, injury or death occurring prior to such termination.

(b)                                 Tenant shall, during the Term of this Lease, procure and maintain or cause to be procured and maintained:

(i)                                     business auto liability insurance with a limit of not less than $1,000,000 each accident. Such insurance shall cover liability arising out of any auto (including owned, hired, and non-owned auto).

(ii)                                  workers compensation and employers liability insurance. The employers liability limit shall not be less than $1,000,000 each accident for bodily injury by accident, or $1,000,000 each employee for bodily injury by disease. This limit may be satisfied in conjunction with the umbrella;

(iii)                               commercial general liability (CGL) insurance. CGL insurance shall be written using an occurrence form and shall cover liability arising from premises operations, independent contractors, product completed operations, personal injury, bodily injury, property damage, and advertising injury, with an insurance company acceptable by the owner. Tenant shall maintain CGL insurance with a limit of not less than $1,000,000 each occurrence, and $2,000,000 million aggregate, including a per location endorsement. Tenant shall also maintain an umbrella policy with a $5,000,000 general aggregate limit that shall follow form over the primary “per location” endorsement;

(iv)                              “Special Cause of Loss”, including theft and leakage from fire protective equipment, broad form property insurance coverage for Tenant’s trade fixtures, equipment and personal property at the Premises for the full replacement value;

(v)                                 business interruption insurance.

(c)                                  The insurance under (i) and (iii), shall name Landlord, Landlord’s property managers (currently Bedrock Management Services), and all other parties required by the Landlord, as “additional insureds”, shall specifically include the liability assumed hereunder by Tenant, and shall provide that it is primary insurance with respect to the Premises and not excess over or contributory with any other valid, existing and applicable insurance in force for or on behalf of Landlord. A copy of the Additional Insured endorsement shall be provided to the Landlord indicating that written notice for cancellation or nonrenewal shall be provided in writing to the Additional Insureds.

(d)                                 Tenant shall maintain the coverage set forth in this Lease and is prohibited from canceling or reducing coverage without first giving Landlord at least thirty (30) days prior written notice of such proposed action. In the event Tenant does cancel or reduce coverage, Tenant shall provide evidence of such cancellation or reduction to Landlord within thirty (30) days in the form of an insurance carrier endorsement.

21.                               WAIVER OF SUBROGATION

Landlord and Tenant waive all claims against the other for, and each shall each be released from any liability resulting from, damage by fire or casualty (irrespective of the cause of such fire or casualty) upon the express proviso that if at any time their respective insurers shall refuse to permit waivers of subrogation, Landlord or Tenant may in each instance revoke said waiver of subrogation effective thirty (30) days from the date of written notice to the other unless within such thirty (30) day period, the other is able to secure and furnish (without additional expense, unless paid by the procuring party) insurance in other companies with such waiver of subrogation.

22.                               ATTORNEY’S FEES

In the event of any legal action or proceeding brought by either party against the other arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorney’s fees incurred in such action and such amount shall be included in any judgment rendered in such proceeding.

23.                               WAIVER

(a)                                 No waiver of any provision of this Lease or of any breach hereunder shall be deemed to be a waiver of any other provision hereof, or of any subsequent breach of the same or any other provision. Consent to or approval of any act requiring consent or approval shall not be deemed to render unnecessary the obtaining of consent to or approval of any subsequent act. No act or thing done by Landlord or Landlord’s agents during the Term of this Lease shall be deemed an acceptance of a surrender of the Premises, unless done in writing signed by Landlord. The delivery of the keys to any employee or agent of Landlord shall not operate as a termination of this Lease or a surrender of the Premises.

(b)                                 Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other in any matter whatsoever (except for personal injury or property damage) arising out of or in any way connected with this Lease, the relationship of landlord and tenant, Tenant’s use or occupancy of the Premises, or any emergency or other statutory remedy with respect thereto.

24.                               Intentionally Deleted

25.                               EVENT OF DEFAULT - TENANT

(a)                                  The occurrence of any one or more of the following events (each such occurrence shall be deemed an “Event of Default”) shall constitute a breach of this Lease by Tenant: (i) if Tenant shall fail to pay the Basic Rental or any other sum when and as the same becomes due and payable and such failure shall continue for more than ten (10) days after written notice thereof from Landlord; or (ii) if Tenant shall fail to perform or observe any other term hereof or of the Rules to be performed or observed by Tenant, such failure shall continue for more than thirty (30) days after written notice thereof from Landlord, and Tenant shall not within such thirty (30) day period commence with due diligence and dispatch the curing of such default, or, having so commenced, shall thereafter fail or neglect to prosecute or complete with due diligence and dispatch the curing of such default and curing such default within one hundred fifty (150) days after receipt of notice of such default; (iii) if Tenant shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due or shall file a petition in bankruptcy, or shall be adjudicated as insolvent or shall file a petition in any proceeding seeking any reorganization, arrangements, composition, readjustment, liquidation, dissolution or similar relief under any Law, or shall file an answer admitting or fail timely to contest or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or any material part of its properties; (iv) if within ninety (90) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute or Law, such proceeding shall not have been dismissed, or if, within ninety (90) days after the appointment without the consent of acquiescence of Tenant, of any trustee, receiver or liquidator of Tenant or of any material part of its properties, such appointment shall not have been vacated; or (v) if this Lease or any estate of Tenant hereunder shall be levied upon under any attachment or execution and such attachment or execution is not vacated within sixty (60) days.

(b)                                 Any time an uncured Event of Default by Tenant as set forth in Section 25(a) hereof exists, Landlord, at its option, may terminate this Lease upon and by giving written notice of termination to Tenant as required by Law (currently, at least thirty (30) days prior written notice), or Landlord, without terminating this Lease, may at any time after such default or breach, without notice or demand additional to that provided in Section 25(a) hereof (other than notice and/or demand required by applicable Law), and without limiting Landlord in the exercise of any other right or remedy which Landlord may have by reason of such default or breach (other than the aforesaid right of termination) exercise any one or more of the remedies hereinafter provided in this Section 25(b), or as otherwise provided by Law, all of such remedies (whether provided herein or by Law) being cumulative and not exclusive:

(c)                                  Landlord shall have the right to recover the rental and all other amounts payable by Tenant under this Lease as they become due (unless and until Landlord has terminated this Lease and all other damages incurred by Landlord as a result of an Event of Default.) Landlord may enter the Premises either by summary proceedings or by any other lawful proceeding (without thereby incurring any liability to Tenant and without such entry being constituted an eviction of Tenant or termination of this Lease) and take possession of the Premises excluding all personal property of every kind on the Premises not owned by Landlord, and Landlord shall at any time and from time to time relet the Premises or any part thereof for the account of Tenant, for such terms, upon such conditions and at such rental as Landlord may in the exercise of its commercially reasonable judgment deem proper. In the event of such reletting, (i) Landlord shall receive and collect the Rent therefrom and shall first apply such Rent against such expenses as Landlord may have incurred in recovering possession of the Premises, placing the same in good order and condition, altering or repairing the same for reletting, and such other expenses, commissions and charges, including attorney’s fees and real estate commissions, which Landlord may have paid or reasonably incurred in connection with such repossession and reletting, and then shall apply such Rent against the Rent as it comes due under this Lease, and (ii) Landlord may execute any lease in connection with such reletting in Landlord’s name, as Landlord may see fit, and the tenant of such reletting shall be under no obligation to see to the application by Landlord of any Rent collected by Landlord.

(d)                                 Landlord shall use its commercially reasonable efforts to mitigate its damages in the event of an uncured Event of Default, but Landlord shall not be required to favor the Premises if there are other vacant comparable premises in the Building.

(e)                                  Upon a termination of this Lease by Landlord pursuant to Section 25(b) hereof, Landlord shall be entitled to recover from Tenant, as final and liquidated damages as it relates to the nonpayment of Rent, the aggregate of: (i) the worth at the time of award of the unpaid rental which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rental which would have been earned after termination until the time of award exceeds the then reasonable rental value of the Premises during such period; (iii) the worth at the time of the award of the amount by which the unpaid rental for the balance of the Term of this Lease after the time of award exceeds the reasonable rental value of the Premises for such period; and (iv) Landlord’s other actual damages (if any), proximately caused by the Event of Default. The “worth at the time of award” of the amounts referred to in clauses (a) and (b) above is computed from the date such Rent was due or would have been due, as the case may be, by allowing interest at the rate of two percent (2%) in excess of the prime rate as published in The Wall Street Journal or, if a higher rate is legally permissible, at the highest rate legally permitted. The “worth at the time of award” of the amount referred to in clause (c) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of Chicago at the time of award, plus one percent (1%). Notwithstanding the provisions of this Section 25(e) to the contrary, Tenant shall continue to pay the difference between the rental herein reserved over the then reasonable rental value of the Premises for the remainder of the stated Term on a monthly basis until such time, if at all, that such amounts are in arrears for in excess of sixty (60) days, in which event Landlord shall have the right to accelerate such amounts in accordance with Section 25(e)(iii) hereof.

(f)                                   All covenants, terms and conditions to be performed by Tenant under any of the terms of this Lease shall be at its sole cost and expense and without any abatement of rental except as expressly provided herein. If Tenant shall fail to pay any sum of money, other than Basic Rental, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder and such failure shall continue for thirty (30) days after notice thereof by Landlord, and such failure results in an Event of Default, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant’s part to be made or performed as in this Lease provided. All sums so paid by Landlord and all necessary and reasonable incidental costs shall be deemed additional rental hereunder and shall be payable to Landlord on demand, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment thereof by Tenant as in the case of default by Tenant in the payment of Basic Rental.

26.                               HOLDING OVER

It is hereby agreed that in the event of Tenant holding over after the termination of this Lease, by lapse of time or otherwise, thereafter the tenancy shall be from month to month in the absence of a written agreement to the contrary, and Tenant shall pay to Landlord a monthly occupancy charge equal to (i) for the first sixty (60) days of holdover, one hundred twenty-five percent (125%) of the monthly Basic Rental payable hereunder for the last lease year, and (ii) for any holdover beyond said sixty (60) days, one hundred fifty percent (150%) of the monthly Basic Rental payable hereunder for the last lease year (plus all other charges payable by Tenant under this Lease) such occupancy charges to be payable from the expiration or termination of this Lease until the end of the calendar month in which the Premises are delivered to Landlord in the condition required herein. If Landlord shall enter into a new lease or amend an existing lease for premises in the Building for all or a portion of the Premises at the end of the Term of this Lease, Landlord shall so notify Tenant and if Tenant fails to vacate and deliver all or such portion of the Premises to Landlord within sixty (60) days after receipt of such notice (but in no event prior to the expiration or earlier termination of this Lease), Tenant shall be responsible for any and all damages actually and reasonably incurred by Landlord as a result of Tenant’s failure to so vacate and deliver the Premises or such portion thereof (including the loss of such lease or amendment).

27.                               ENTIRE AGREEMENT

Neither Landlord nor Landlord’s agents have made any representations or promises with respect to the physical condition of the Building, the land upon which the Building is erected, or the Premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the Premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise, except as expressly set forth in the provisions of this Lease. This Lease shall constitute the entire agreement of the parties hereto with respect to the lease of the Premises; all prior agreements between the parties with respect to the lease of the Premises, whether written or oral, are merged herein and shall be of no force or effect. This Lease cannot be changed, modified or discharged orally but only by an agreement in writing, signed by the party against whom enforcement of the change, modification or discharge is sought.

28.                               NOTICES

All notices, consents, requests, demands, designations or other communications which may or are required to be given by either party to the other hereunder shall be in writing and shall be deemed to have been duly given when (a) personally delivered; or (b) three (3) days after being deposited in the United States mail, certified or registered, postage prepaid; or (c) one (1) business day after being deposited with a nationally recognized overnight courier service; or (d) sent by facsimile transmission or electronic mail to be immediately followed by delivery in accordance with the foregoing (a), (b) or (c) and in all instances addressed as follows: to Tenant at the address set forth in Section 1 (n) hereof, or to such other place as Tenant may from time to time designate in a notice to Landlord; to Landlord at the address set forth in Section 1(o) hereof, or to such other place as Landlord may from time to time designate in a notice to Tenant. Notice need be sent to only one Tenant or Landlord where Tenant or Landlord is more than one person.

29.                               SUCCESSORS

This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, administrators, executors, representatives, successors and assigns.

30.                               TIME

Time is of the essence of this Lease and each and all of its provisions.

31.                               QUIET ENJOYMENT

So long as no Event of Default has not occurred and is then continuing, Tenant may peacefully and quietly enjoy the Premises during the Term of this Lease.

32.                               BROKERS

Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Agreement other than Bedrock Management Services LLC (“Broker”). Landlord and Tenant shall each indemnify the other against all costs, expenses, attorney’s fees, liens and other liability for commissions or other compensation claimed by any broker or agent other than Broker claiming the same by, through or under the indemnifying party in connection with this Agreement.

33.                               INABILITY TO PERFORM

(a)                                  If, by reason of the occurrence of unavoidable delays due to acts of God, governmental restrictions, strikes, labor disturbances, shortages of materials or supplies or for any other cause or event of a like nature not attributable to the negligence or fault of the Landlord, Landlord is unable to furnish or is delayed in furnishing any utility or service required to be furnished by Landlord under the provisions of this Lease, or is unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions or improvements required to be performed or made under this Lease, or is unable to fulfill or is delayed in fulfilling any of Landlord’s other obligations under this Lease, then the performance of such work or act shall be excused for the period of the unavoidable delay and the period for the performance of any such work or act shall be extended for an equivalent period, and no such inability or delay shall constitute an actual or constructive eviction in whole or in part, or entitle Tenant to any abatement or diminution of rental or other charges due hereunder or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business, or otherwise.

(b)                                   If, by reason of the occurrence of unavoidable delays due to acts of God, governmental restrictions, strikes, labor disturbances, shortages of materials or supplies or for any other cause or event of a like nature not attributable to the negligence or fault of the Tenant, Tenant is delayed in performing work or doing any act required under the terms of this Lease or is unable to fulfill or is delayed in fulfilling any of Tenant’s other obligations under this Lease, then the performance of such work or act shall be excused for the period of the unavoidable delay and the period for the performance of any such work or act shall be extended for an equivalent period, and no such inability or delay shall constitute a Tenant default or relieve Landlord from any of its obligations under this Lease, or impose any liability upon Tenant or its agents by reason of inconvenience or annoyance to Landlord, or injury to or interruption of Landlord’s business, or otherwise.

(c)                                    Notwithstanding anything herein contained to the contrary, the provisions of this Section 33 shall not operate to excuse either party from the prompt payment of the Rent or any other payments required by the terms of this Lease.

34.                               REMOVAL OF TENANT’S PROPERTY

“Tenant’s Property” as used herein shall mean all of Tenant’s movable fixtures and movable partitions (even if attached), telephone and telecommunication wiring and cabling and related equipment, computer systems, trade fixtures, furniture, furnishings, and other items of personal property located in the Premises. On or before the Expiration Date, any earlier date of termination of this Lease or the date that Tenant vacates from the Premises, whichever shall first occur, Tenant agrees to remove, at its sole cost and expense, all of Tenant’s Property (unless Landlord consents in writing to Tenant’s request to allow the Tenant’s Property or any portion thereof to remain in the Premises). Tenant shall restore and repair (which shall include, without limitation, repairing any holes in the walls or tears in the wallpaper and repainting or re-wallpapering such walls and closing-up any slab penetrations in the Premises, all in a good and workmanlike manner), or promptly reimburse Landlord for the reasonable and actual cost of restoring and repairing (including, without limitation, repairing any such holes in the walls and tears in the wallpaper and repainting or re-wallpapering such walls and closing any such slab penetrations) any and all damage done to the Premises or the Building by the removal of Tenant’s Property or by the removal of leasehold improvements, alterations or other physical additions made by Tenant to the Premises which Landlord has directed or otherwise permitted Tenant to remove from the Premises. Tenant shall notify Landlord of its intention to affect the closing of any such slab penetrations at least thirty (30) days prior to commencing such closings. If Tenant fails to remove any of Tenant’s Property by the Expiration Date or any sooner date of termination of the Lease or, if Tenant fails to remove any Alterations made by Tenant to the Premises which are required to be removed pursuant to Section 8 of this Lease, Landlord shall have the right, on the fifth (5th) day after Landlord’s delivery of written notice to Tenant to deem such property abandoned by Tenant and to remove, store, sell, discard or otherwise deal with or dispose of such abandoned property in a commercially reasonable manner. Tenant shall be liable for all reasonable and actual costs of such disposition of Tenant’s abandoned property and the repair and restoration of the Premises, and Landlord shall have no liability to Tenant in any respect regarding such property of Tenant. The provisions of this Section 34 shall survive the expiration or any earlier termination of this Lease. Upon request to Tenant, Landlord agrees to execute a reasonable and customary agreement with Tenant’s lender granting access to the Premises at any time this Lease is in effect to recover Tenant’s Property,

35.                               Intentionally deleted

36.                               NO OPTION

The execution of this Lease by Tenant and the delivery of the same to Landlord shall not constitute a reservation of or option for the Premises or an agreement by Landlord to enter into a lease with Tenant and this Lease shall become effective only if and when Landlord’s executes and delivers the same to Tenant; provided, however, that the execution and delivery of this Lease by Tenant to Landlord shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions herein contained, which offer may not be withdrawn or revoked by Tenant for thirty (30) days after execution and delivery of this Lease to Landlord.

37.                               ANTENNA

(a)                                  Tenant has the right to install a satellite dish(es), electronic transmitter(s) devices for similar purposes and the like (collectively, the “Antenna”) on the roof of the Building and the right to install such Antenna on the other exterior surfaces of the Building in locations reasonably acceptable to Landlord to provide wireless services to the Premises, and to wire all such Antenna to the Premises in compliance with all applicable local zoning ordinances and regulations and in accordance with plans and specifications approved by Landlord and in a location approved by Landlord. In reviewing Tenant’s Antenna plans Landlord may reasonably consider, among other things, material interference of Tenant’s Antenna(s) with existing antenna and communication equipment on the roof of the Building. The cost of installation and maintenance thereof, and the cost of any repairs to the roof which are necessitated by the installation, repair and/or removal of the Antenna(s) shall be borne solely by Tenant. Upon the termination of this Lease, Tenant shall remove any Antenna(s) and repair any damage to the roof occasioned by such removal. Tenant shall also be permitted to run cable, fiber optic networks, and other systems and equipment throughout the Building in order to connect the various areas within the Building occupied from time to time by Tenant, and in order to connect such areas to outside telephone, cable, optical network and other providers in locations and pursuant to plans and specifications approved by Landlord. Further, Tenant shall be permitted to install throughout the Premises, access and security systems for Tenant’s exclusive use (e.g., swipe card, combination lock, security cameras or otherwise) which do not capture areas outside of the Premises, subject to Landloard’s prior written approval thereof.

(b)                                  Tenant shall indemnify and hold Landlord harmless from and against all costs, loss, expense or liability of any kind whatsoever arising out of the installation, use and/or removal by Tenant of the Antenna. Tenant shall maintain a comprehensive general liability insurance policy, including contractual liability, as set forth in Section 20(b) hereof, so long as the Antenna is under construction, in place and/or being removed.

(c)                                  Tenant shall work exclusively with Landlord’s roofing contractor relating to the installation and/or removal of the Antenna and the roof penetration so as not to violate any requirements or invalidate Landlord’s roof guaranty.

(d)                                 Wherever Landlord’s approval is required pursuant to this Section 37, such approval shall not be unreasonably withheld, conditioned or delayed.

38.                               INDEMNIFICATION OF TENANT; LANDLORD’S INSURANCE

(a)                                 Landlord hereby waives all claims against Tenant for damages to any property or injury or death of any person in, upon or about the Building (other than the Premises) arising at any time except to the extent resulting from the negligence or willful misconduct of Tenant or its employees, managers, agents or contractors, and, subject to the waiver of liability under Section 21, Landlord shall indemnify, defend and hold Tenant harmless from any damage to any property or injury to or death of any person (i) arising in, on or about the Building (other than the Premises), except to the extent resulting from the negligence or willful misconduct of Tenant or its employees, managers, agents or contractors, or (ii) arising in or on the Premises and resulting from the negligence or willful misconduct of Landlord or its employees, agents, managers or contractors. All insurance procured by the Landlord shall contain an endorsement waiving all rights of subrogation against Tenant. The foregoing indemnity obligation of Landlord shall include reasonable attorneys’ fees, investigation costs and all other reasonable costs and expenses incurred by Tenant from the first notice that any claim or demand is to be made or may be made with respect to matters covered by the indemnity. The provisions of this Section 38(a) shall survive the expiration or termination of this Lease with respect to any damage, injury or death occurring prior to such expiration or termination.

(b)                                 Landlord shall, during the Term, procure and maintain or cause to be procured and maintained:

(i)                                     commercial general liability (CGL) insurance. CGL insurance shall be written using an occurrence form and shall cover liability arising from premises operations, independent contractors, product completed operations, and personal injury and advertising injury, with an insurance company acceptable by the owner. Landlord shall maintain CGL insurance with a limit of not less than $1,000,000 each occurrence, and $2,000,000 million aggregate The foregoing insurance may be provided by a combination of Landlord’s primary and umbrella policies.

(ii)                                  “Special Cause of Loss”, including theft and leakage from fire protective equipment, form property insurance in respect of the Building, excluding Tenant’s trade fixtures, equipment and personal property, for the full replacement value of the Building;

(iii)                               Loss of rental income insurance.

together with such other insurance as Landlord, in its reasonable discretion, elects to obtain. Subject to and without limiting the foregoing, insurance effected by Landlord shall be in amounts which Landlord shall from time to time determine reasonable and sufficient, shall be subject to such deductibles and exclusions which Landlord may deem reasonable and shall otherwise be on such terms and conditions as Landlord shall from time to time determine reasonable and sufficient. If requested by Tenant, certificates of insurance for such insurance shall be delivered by Landlord to Tenant on or before the Date of this Lease and at least annually thereafter. Landlord shall use reasonable efforts to cause each such policy to contain an endorsement prohibiting cancellation or reduction of coverage without first giving Tenant at least thirty (30) prior days’ written notice. Tenant shall be named as an additional insured on the commercial general liability insurance required to be maintained by the Landlord under this Lease with respect to the Common Areas of the Building only. Landlord’s liability insurance shall be primary with respect to the Common Areas.

39.                               LANDLORD’S DEFAULT

(a)                                  Landlord shall not be deemed in default under the terms of this Lease unless (i) Landlord shall fail to pay any amount payable hereunder when and as such sum becomes due and payable and such failure shall continue for more than thirty (30) days after written notice thereof from Tenant or (ii) Landlord shall fail to perform its obligations under this Lease for more than thirty (30) days after written notice of such default shall have been received by Landlord (except in the event of an Emergency, in which case no notice or cure period shall be required), provided that if the curing of such default reasonably requires in excess of thirty (30) days (except in the case of an Emergency), Landlord shall not be deemed in default hereunder if it shall commence to cure such default within such thirty (30) day period and thereafter diligently prosecutes such cure, then Tenant shall have its rights and remedies provided at law and in equity and pursuant to the provisions of this Lease. In addition and notwithstanding the foregoing or anything else to the contrary contained in this Lease, if any such default materially and adversely affects Tenant’s use of the Premises then, Tenant shall have the right but not the obligation to cure or correct said default provided Tenant shall give Landlord five (5) days’ prior written notice of its intention to cure or correct the Landlord default (and for defaults for which Landlord is provided a five (5) day cure period, Landlord has failed to cure said default within such five (5) day cure period) except in an Emergency when only reasonable notice will be provided.

(b)                                  In connection with the exercise of its rights under this Section, Tenant shall use reasonable efforts not to materially and adversely affect other tenants’ occupancy of the Building and Tenant may only engage the Landlord’s standard contractors to perform any work involving the Critical Building Systems (as hereinafter defined). If Tenant elects to cure as aforesaid, Tenant (i) shall, to the extent feasible and practical, as determined by Tenant, coordinate the exercise of any self-help remedies with Landlord, and (ii) may demand payment from Landlord of those reasonable and necessary costs paid by Tenant to effect such cure or correction. Landlord shall, within thirty (30) days after receipt of Tenant’s request (together with reasonable back-up), reimburse to Tenant all such reasonable and necessary costs actually incurred by Tenant in connection with such cure or correction. If Landlord fails to pay such costs or any other sums due Tenant under this Lease to Tenant within such thirty (30) day period, Tenant may deduct such costs from the next due installments of Basic Rental and all other sums payable under this Lease. Tenant shall be responsible for any loss or damage suffered by Landlord and caused by the negligence of Tenant or Tenant’s contractors in performing any such work pursuant to this Section 39. As used in this Section 39, the term “Critical Building Systems” shall mean the fire and life safety systems, Building management systems, roofing and the tie in of fire and life safety systems of the Premises into the Building systems.

(c)                                   The provisions of this Section 39 shall survive the expiration or termination of this Lease.

40.                               LANDLORD’S REPRESENTATIONS AND WARRANTIES

(a)                                 Landlord represents and warrants to Tenant that (i) to the best of Landlord’s knowledge without inquiry, the Building does not contain any Hazardous Materials in violation of any Law, and (ii) upon discovery at the Building of any Hazardous Materials in violation of any Law, Landlord shall take such actions as may be required by applicable governmental agencies to remove, remediate, or otherwise correct such conditions. For purposes hereof, “Hazardous Materials” shall mean any toxic or hazardous waste or substance (including, without limitation, asbestos and petroleum products) which is regulated by applicable Law.

(b)                                 Landlord represents and warrants to Tenant that, as of the date of full execution of this Lease and continuing through recording of the Memorandum of Lease pursuant to Section 44 hereof, Landlord is the fee simple title holder of the Building and the Building, and that neither the Building nor the Building is the subject of a ground lease, and that no easements, encumbrances and other matters of record prohibit the conduct by Tenant of Tenant’s Use (as defined in Section 1(m) hereof) at the Premises or Tenant’s quiet enjoyment of the Premises pursuant to this Lease.

(c)                                  Landlord represents and warrants to Tenant that:

(i)                                         Landlord has not received any notice nor does it have any knowledge of any violation of any Law, zoning ordinances or building rules or regulations affecting the Building nor has Landlord received any notice of nor has Landlord any knowledge of or information as to any existing or threatened condemnation or other legal action of any kind involving the Building;

(ii)                                      Landlord has not received notice nor does it have any knowledge of any building code violation with respect to the Building;

(iii)                               To Landlord’s knowledge, all required permits and approvals, including environmental approvals and permits, necessary for the operation of the Building have been obtained and all improvements and all parts thereof are in conformity with all applicable governmental and other legal requirements; and

(iv)                              Landlord has no knowledge of any major structural or mechanical defects in the Building.

(d)                                 As used in this Section 40, the knowledge of Landlord shall refer only to the actual knowledge of James A. Ketai and Jeffrey Cohen.

41.                               ESTOPPEL CERTIFICATE

At any time and from time to time upon twenty (20) days prior request by Landlord, Tenant will promptly execute, acknowledge and deliver to Landlord, a certificate indicating (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification), (b) the date, if any, to which rental and other sums payable hereunder have been paid, (c) that no notice has been received by Tenant of any default which has not been cured, except as to defaults specified in said certificate, and (d) such other factual matters regarding the Lease or the Premises as may be reasonably requested by Landlord. Any such certificate may be relied upon by any prospective purchaser, mortgagee or beneficiary under any deed of trust of the Building or any part thereof.

42.                               FINANCIAL STATEMENTS; COOPERATION

(a)                                 Subject to subsection (b) below, upon Landlord’s written request, Tenant shall promptly furnish Landlord, from time to time, with Tenant’s financial statements reflecting Tenant’s current financial condition. Landlord shall use all of its reasonable efforts to maintain the confidentiality of such statements, provided same may be disclosed to Landlord’s agents, attorneys and accountants and to Landlord’s owners, prospective owners, lenders and prospective lenders, but Landlord shall advise each recipient of such obligation regarding the confidentially of such statements.

(b)                                 Notwithstanding subsection (a) above, if Tenant and Landlord are no longer under common control, Tenant shall only be obligated to provide financial information to Landlord upon thirty days following written request from Landlord that is reasonably necessary to facilitate the financing of all or substantially all of the Building or the sale of the Building, subject to receipt by Tenant of a commercially reasonable confidentiality agreement.

(c)                                  At any time that Tenant or its affiliate is a direct or indirect equity holder in Landlord, Tenant shall cooperate with Landlord in connection with any financing, refinancing or sale of the Building and shall provide such commercially reasonable information relating to Tenant as may be requested by any mortgagee, proposed mortgagee or purchaser. Without limiting the foregoing, Tenant shall provide to any lender to which Landlord may apply for financing (i) an estoppel certificate and nondisturbance, subordination and attornment agreement in such form as such lender may require, and (ii) such financial statements and information as such lender may require, and any failure to timely provide such documentation and/or information shall be an Event of Default hereunder.

(d)                                  To the extent Tenant has been provided with the applicable documents, Tenant shall not cause a default under any document evidencing or securing any loan made to Landlord, provided, however, Tenant does not have to comply with anything in such loan documents which directly conflicts with the express provisions of this Lease.

43.                               SIGNS

Tenant shall be entitled to have its name on the directory in the lobby of the Building (if any directory shall exist), as well as adjacent to the main door to the Premises, in both instances, at Landlord’s cost and expense so long as all such signage is Building standard.

44.                               MEMORANDUM OF LEASE

Upon Tenant’s request, Landlord will execute and deliver to Tenant a Memorandum of Lease in the form attached hereto as Exhibit “F” or such other form agreed to by Landlord and Tenant which may be recorded at the election of either party in the applicable land record offices.

45.                               Intentionally Deleted

46.                               AUDIO/VIDEO/PHOTO RELEASE

During the Term of this Lease, with Tenant’s prior written consent for each occasion (which may be granted or withheld in Tenant’s sole and absolute discretion), Landlord and any property manager of Landlord and any of their affiliates (“Licensed Parties”) may publish, display and use photographs featuring Tenant and/or the name of Tenant and Tenant’s business (including its located at the address set forth above) for the purpose of promoting Tenant, the City of Cleveland and/or one or more of the Licensed Parties and their related business, in whole or in part, through any means(collectively, the “Works”). Tenant understands and agrees that Tenant will receive no compensation for any use of any Works. Notwithstanding the foregoing or anything else to the contrary contained in this Section, without the written consent of Tenant (which may be granted or withheld in Tenant’s sole and absolute discretion), the Licensed Parties may not publish (a) photographs featuring the interior of the Premises or Tenant’s business operations in conjunction with others not located in the Building and (b) the name of Tenant other than in a list of tenants which are located in any of the Licensed Parties’ buildings in Downtown Cleveland.

47.                               TENANT’S TERMINATION OPTION

Provided an Event of Default does not exist on the date set for exercise or the date set for termination and subject to the conditions set forth herein, Tenant shall have the one-time right, prior to expiration of the eighty-fourth full calendar month of the initial Term, to provide Landlord written notice of its intent to terminate the Lease (the “Termination Notice”). In the event Tenant timely delivers such Termination Notice to Landlord, this Lease shall terminate effective at the end of the ninetieth full calendar month of the initial Term. In the event Tenant fails to timely deliver the Termination Notice, Tenant’s termination right under this Section 47 shall be of no further force and effect. Tenant’s right to terminate this Lease pursuant to this Section 47 is expressly conditioned upon Tenant timely paying the Termination Payment (as hereinafter defined) in immediately available funds and strictly in accordance with the terms of this Section, time being of the essence. For purposes of this Lease, the “Termination Payment” shall be an amount equal to the then unamortized amount of the Tenant Allowance paid by Landlord.

48.                               RIGHT OF FIRST OFFER

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49.                               PRESS RELEASES. Any public announcement, advertisement, press release or similar action of either party relating to Tenant’s relocation of its operations to the Building shall be subject to the other party’s prior written approval.

50.                               COUNTERPARTS AND ELECTRONIC SIGNATURES. This Lease may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement, A copy of a signature received through telefax transmission or other electronic means (including files in Adobe .pdf or similar format) shall bind the party whose signature is so received, and shall be considered for all purposes, as if such signature were an original.

[The remainder of this page is intentionally left blank.]

[SIGNATURE PAGE TO LEASE BY AND BETWEEN HIGBEE MOTHERSHIP LLC AND QUICKEN LOANS INC.]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease the day and year first above written.

HIGBEE MOTHERSHIP LLC,
a Delaware limited liability company

By:	/s/ Matthew Cullen
Matthew Cullen
Its:	President

“Landlord”

QUICKEN LOANS INC.,
a Michigan corporation

By:	/s/ William C. Emerson
Name:	William C. Emerson
Its:	Chief Executive Officer

“Tenant”

[NOTARY PAGE TO LEASE BY AND BETWEEN HIGBEE MOTHERSHIP LLC AND QUICKEN LOANS INC.]

STATE OF MICHIGAN	)
) ss.
COUNTY OF WAYNE	)

On this 20th day of May, 2016, before me appeared Matthew Cullen, to me personally known, who, being by me duly sworn did say that he is the President of Higbee Mothership LLC, a Delaware limited liability company, the company that executed the within and foregoing instrument, and acknowledged said instrument to be the free act and deed of said company.

JAYSHREE LYNN- SMITH KOTHARI	/s/ Jayshree Lynn- Smith Kothari
NOTARY PUBLIC, STATE OF MI	Notary Public, State of Michigan
COUNTY OF OAKLAND
MY COMMISSION EXPIRES Feb 19, 2019	Oakland	County
ACTING IN COUNTY OF WAYNE	Acting in Wayne County
	My Commission Expires:	02/19/2019

STATE OF MICHIGAN	)
) ss.
COUNTY OF WAYNE	)

On this 20th day of May, 2016, before me appeared William C. Emerson, to me personally known, who, being by me duly sworn did say that he is the Chief Executive Officer of Quicken Loans Inc., a Michigan corporation, the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free act and deed of said corporation.

JAYSHREE LYNN- SMITH KOTHARI	/s/ Jayshree Lynn- Smith Kothari
NOTARY PUBLIC, STATE OF MI	Notary Public, State of Michigan
COUNTY OF OAKLAND
MY COMMISSION EXPIRES Feb 19, 2019	Oakland	County
ACTING IN COUNTY OF WAYNE	Acting in Wayne County
	My Commission Expires:	02/19/2019

EXHIBIT “A”

FLOOR PLAN OF THE PREMISES

1 FLOOR PLAN

4TH FLOOR
FLOOR PLAN

QUICKEN LOANS OFFICE
HIGBEE BLDG
CLEVELAND, OHIO

ka

A-1

FLOOR PLAN

5TH FLOOR
FLOOR PLAN

CHICKEN LOANS OFFICE
HIGBEE BLDG
CLEVELAND, OHIO

A-2

EXHIBIT “B”

Intentionally deleted

B-1

EXHIBIT “C”

LANDLORD’S WORK

Attached is the index from the plans prepared by                                                       , dated                             , which lists the drawings, plans and specifications comprising Landlord’s Work. The drawings, plans and specifications are incorporated by reference into this Lease, as if such drawings, plans and specifications were attached to this Exhibit “C”.

C-1

EXHIBIT “D”

JANITORIAL SERVICE

A.                                    OFFICE AREAS

1.                                      Empty and clean all waste receptacles and remove waste paper and rubbish from the premises nightly; wash receptacles as necessary.

2.                                      Vacuum all rugs and carpeted areas in offices, lobbies and corridors nightly.

3.                                      Hand dust and wipe clean with damp or treated cloth all office furniture, files, fixtures, paneling, window sills and all other horizontal surfaces nightly; wash window sills when necessary. Only those portions of desks and other furniture that are reasonably cleared of all items by Tenant shall be eligible hereunder.

4.                                      Damp wipe and polish all glass furniture tops nightly. Only those portions of furniture that are reasonably cleared of all items by Tenant shall be eligible hereunder.

5.                                      Remove all finger marks and smudges from all vertical surfaces, including doors, door frames around light switches, private entrance glass and partitions nightly.

6.                                      Wash clean all water coolers nightly.

7.                                      Sweep all private stairways nightly, vacuum if carpeted.

8.                                      Police all stairwells throughout the entire building nightly and keep in clean condition.

9.                                      Damp mop spillage in office and public areas as required.

10.                               Damp dust all telephones as necessary.

B.                                    WASH ROOMS

1.                                      Mop, rinse and dry floors nightly.

2.                                      Scrub floors as necessary.

3.                                      Clean all mirrors, bright work and enameled surfaces nightly.

4.                                      Wash and disinfect all basins, urinals and bowls nightly, using non-abrasive cleaners to remove stains and clean undersides of rims of urinals and bowls.

5.                                      Wash both sides of all toilet seats with soap and water and disinfectant nightly.

6.                                      Damp wipe nightly, wash with disinfectant when- necessary, all partitions, tile walls and outside surface of all dispensers and receptacles.

7.                                      Empty and sanitize all receptacles and sanitary disposals nightly; thoroughly clean and wash at least once per week.

8.                                      Fill toilet tissue, soap, towel, and sanitary napkin dispensers nightly.

9.                                      Clean flushometers, piping, toilet seat hinges and other metal work nightly.

10.                               Wash and polish all walls, partitions, tile walls and enamel surfaces from ceiling to floor monthly.

11.                               Vacuum all louvers, ventilating grilles and dust light fixtures monthly.

NOTE: It is the intention to keep the wash rooms thoroughly cleaned and not to use a disinfectant or deodorant to kill odor. If a disinfectant is necessary an odorless product will be used.

C.                                    FLOORS

1.                                      Ceramic tile, marble and terrazzo floors to be swept and buffed nightly and washed or scrubbed as necessary.

2.                                      Asphalt, vinyl, rubber or other composition floors and bases to be swept nightly using dust down preparation; such floors in public areas on multiple tenancy floors to be waxed and buffed monthly.

3.                                      Tile floors in office areas will be waxed and buffed monthly.

4.                                      All floors stripped and rewaxed as necessary.

5.                                      All carpeted areas and rugs to be vacuum cleaned nightly.

6.                                      Carpet shampooing will be performed at Tenant’s request and billed to Tenant.

7.                                      Carpets will be spot cleaned on a nightly basis.

D.                                    GLASS

1.                                      Clean glass entrance doors and adjacent glass panels nightly.

E                                        HIGH DUSTING (Quarterly)

1.                                      Dust and wipe clean all closet shelving when empty and carpet sweep or dry mop all floors in closets if such are empty.

2.                                      Dust all picture frames, charts, graphs and similar wall hangings.

3.                                      Dust clean all vertical surfaces such as walls, partitions, doors, door bucks and other surfaces above shoulder height.

4.                                      Damp dust all ceiling air conditioning diffusers, wall grilles, registers and other ventilating louvers.

5.                                      Dust the exterior surfaces of lighting fixtures, including glass and plastic enclosures.

F.                                      GENERAL

1.                                      Wipe all interior metal window frames, mullions, and other unpainted interior metal surfaces of the perimeter walls of the building each time the interior of the windows is washed.

2.                                      Keep slop sink rooms in a clean, neat and orderly condition at all times.

3.                                      Wipe clean and polish all metal hardware fixtures and other bright work nightly.

4.                                      Dust and/or wash all directory boards as required, remove finger prints and smudges nightly.

5.                                      Maintain building lobby, corridors and other public areas in a clean condition.

6.                                      As often as necessary as reasonably determined by Tenant, check men’s washrooms for soap, towels and toilet tissue replacements.

7.                                      As often as necessary as reasonably determined by Tenant, check ladies’ washrooms for soap, towels arid toilet tissue and sanitary napkin replacements.

8.                                      As needed, vacuuming of elevator cabs will be performed.

9.                                      Constant surveillance of public areas to insure cleanliness.

10.                               Landlord shall provide at no cost to Tenant, one day porter per full floor leased during the hours of 8am - 5pm Monday through Friday (excluding holidays). At the written request of Tenant from time to time and at Tenant’s cost without markup by Landlord, Landlord shall provide additional day porters exclusively servicing the Premises during the same hours and days of operation, excluding holidays. Tenant will have the ability adjust the number of day porters so requested from time to time.

CLEANING SPECIFICATIONS

	PRIMARY ITEM	ACHIEVEMENT	FREQUENCY

A.	ENTRANCE

	Steps & Foyer	Police & Sweep	5 x week

	Door Glass & Frames	Clean	5 x week

B.	PUBLIC AREAS

	Floors - carpet	Vacuum & spot clean	5 x week

	Floors - composition	Dust Sweep & spot mop	5 x week

	Furnishings	Dust	5 x week

	Drinking fountain	Clean & disinfect	5 x week

	Walls, doors, frames	Spot clean	5 x week

	Telephones	Damp wipe	5 x week

	Stairs	Police	5 x week

	Janitor closets	Keep clean	5 x week

	Stairs	Sweep	1 x week

	Metal plates & knobs	Polish	1 x week

	Ledges, sills, rails	Dust	1 x week

	Stairs, all	Dust mop & spot mop	1 x month

	Light fixtures	Dust or vacuum	1 x month

	Walls	Lambs wool dust	1 x quarter

	Window coverings	Dust or vacuum	1 x quarter

C.	WORK AREAS (General & private offices and conferences rooms)

Floors - carpet

	Traffic lanes	Vacuum	5 x week

	All areas	Vacuum	1 x week

	Trash receptacles	Empty & clean	5 x week

	Floors - composition	Dust sweep & spot mop	5 x week

	Trash	Collect	5 x week

	Telephones	Damp wipe	5 x week

	Furnishings-horizontal	Dust	5 x week

	Glass desk tops	Wash & Dry polish	5 x week

	Glass partitions	Spot clean	1 x week

	Doors & frames	Dust & spot wash	1 x week

	Walls & switchplates	Spot clean	1 x week

	Furnishings-vertical	Dust	1 x month

	Low ledge & sills	Dust	1 x month

	High ledges & grills	Dust	1 x 2 months

	Glass partitions	Wash	1 x 2 months

	Light fixtures - exterior surfaces	Dust or vacuum	1 x quarter

D.	RESTROOMS

	Floors	Mop & disinfect	5 x week

	Receptacles	Empty & disinfect	5 x week

	Fixtures	Scour & disinfect	5 x week

	Dispensers	Refill & clean	5 x week

	Mirrors	Wash & dry polish	5 x week

	Bright Metal	Clean & polish	5 x week

	Walls, dividers, doors	Spot clean or wash	5 x week

	Furnishings	Dust or vacuum	5 x week

	Vents, lights	Dust or vacuum	1 x week

	Floors	Machine scrub	as needed

E.	FLOOR MAINTENANCE PROFILE - Top quality, anti-slip floor materials and finishes will be used. Programmed floor care is:

	Lobbies & halls	Polish	As needed

	Lunchrooms & lounges	Polish	1 x month

	Offices	Polish	1 x month

F.                                      This schedule shall only apply to those features listed on the schedule which are included in the Premises and the Common Areas of the floor on which the Premises are located; this is not a list or itemization of the features to be included or installed therein.

G.                                    Landlord reserves the right to amend, modify or temporarily suspend any of the Janitorial Specifications set forth herein as in its commercially reasonable judgment shall from time to time be required for the care and cleanliness of the Building and the operation thereof, and for the comfort of the tenants and their agents, employees and invitees.

EXHIBIT “E”

RULES AND REGULATIONS

Tenant shall, at all times during the Term of the Lease follow these Building rules and regulations.

(A)                               Any sign, lettering, picture, notice or advertisement installed within the Premises which is visible from the public corridors within the Building shall be installed in such manner and be of such character and style as Landlord shall approve in writing, which approval shall not be unreasonably withheld, conditioned or delayed. No sign, lettering, picture, notice or advertisement shall be placed on any outside window, door or in a position to be visible from outside the Building.

(B)                               Tenant shall not obstruct sidewalks, alleyways, entrances, passages, courts, corridors, vestibules, halls, elevators and stairways in or about the Building, nor shall Tenant place objects against glass partitions, doors or windows which would be unsightly from the Building’s corridors, or from the exterior of the Building. Temporary material storage is not permitted in these areas.

(C)                               No animals or pets or bicycles or other vehicles shall be brought or permitted to be in the Building or the Premises with the exception of seeing-eye or service dogs.

(D)                               Tenant shall not make excessive noises, cause disturbances or vibrations, or use or operate any musical, electrical or electronic devices or other devices that emit loud sounds or waves which may disturb or annoy other Tenants or occupants of the Building. Space heaters and humidifiers are not allowed in the Building and are a violation of city code.

(E)                                Vending machines cannot be installed without prior written notice to Landlord.

(F)                                 If the Building is not on a card access system or automated locking system, Tenant shall lock exterior doors to the Building when entering or leaving after 8:00 p.m. daily and between 1:00 p.m. Saturday and 7:00 a.m. on Monday.

(G)                               Tenant shall not make any room-to-room canvass to solicit business from other Tenants of the Building and shall cooperate to prevent same.

(H)                              Tenant shall not create any odors which may be offensive to other tenants or occupants of the Building.

(I)                                   Tenant shall not waste electricity, water or air conditioning, and shall reasonably cooperate fully with Landlord to assure the most effective operation of the Building’s HVAC service. Tenant shall not tie, wedge, or otherwise fasten open any water faucet or outlet. Tenant shall keep all corridor doors closed.

(J)                                   Upon termination of this Lease or of Tenant’s possession of the Premises, Tenant shall surrender all keys and/or cards for door locks and other locks in or about the Premises and shall make known to Landlord the combination of all locks, safes, cabinets and vaults which are not removed by Tenant.

(K)                               Except during Normal Business Hours, Tenant shall keep all doors to the Premises locked and other means of entry to the Premises closed and secured.

(L)                                Tenant shall not install or operate any machinery or mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises.

(M)                            Tenant shall not employ any person to perform any cleaning, repairing, janitorial, decorating, painting, or other services or work in or about the Premises, except with the approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

(N)                               Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electric wiring in the Building and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

(O)                               Tenant shall not overload any floor and shall not install any heavy objects, safes, business machines, files or other equipment without having received Landlord’s prior written consent as to size, maximum weight, routing and location thereof. Safes, furniture, equipment, machines and other large or bulky articles shall be brought through the Building and into and out of the Premises at such times and in such manner as the Landlord shall reasonably direct (including the designation of an elevator and/or use of a loading dock provided the Building is equipped with one) and at Tenant’s sole risk and responsibility. Prior to Tenant’s installation or removal of any such articles from the Premises, Tenant shall obtain written authorization therefor at the Management Office for the Building and shall present such writing, upon request, to a designated employee of Landlord.

(P)                                 Tenant shall not in any manner deface or damage the Building.

(Q)                               Tenant shall not bring into the Building or Premises inflammables such as gasoline, kerosene, naphtha and benzene, or explosive or any other articles of an intrinsically dangerous nature.

(R)                               Movement in or out of the Building of furniture or equipment or dispatch or receipt by Tenant of any merchandise or materials other than hand delivered packages, which requires the use of elevators or stairways or movement through the Building entrances or lobby, shall be restricted to the hours reasonably designated by Landlord and in a manner to be agreed upon between Tenant and Landlord by prearrangement before performance.

(S)                                 Landlord shall not be responsible for any lost or stolen property, equipment, money or jewelry from the Premises or the public areas of the Building regardless of whether such loss occurs when the Premises are locked or not.

(T)                                No food for consumption or distribution outside the Premises shall be prepared or cooked in the Premises, and the Premises shall not be used for housing, lodging, sleeping or for any immoral or illegal purposes.

(U)                               The work of the janitor or cleaning personnel shall not be hindered by Tenant after 5:30 p.m., and the windows may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to Landlord in discharging its obligation regarding cleaning services. No hazardous or liquid waste, furniture or large equipment can be disposed of in the Building provided trash containers. Larger bulk, trash removal services should be arranged through Building Management. Additional disposal charges may apply. If the Building provides access to a baler (for cardboard bundling), Tenant must break down all boxes and coordinate a time with Building Management for compacting materials and disposal.

(V)                               Tenant will refer all contractors and installation technicians rendering any service for Tenant for supervision and approval before performance of any contractual services. Tenant’s contractors must provide proof of insurance coverage that meets Landlord requirements.

(W)                            Smoking is not permitted in the Building.

(X)                               Security systems for individual tenants are available and recommended. Tenant, vendors and visitors may be required to have identification access badges worn and displayed at all times for security and identification purposes.

(Y)                               There will be no parking of vehicles in any areas other than those clearly marked and defined for parking. Cars parked illegally or in any service area, alleyway or in driveways will be towed at the car owner’s expense. Tenant must follow all reasonable parking rules and regulations and violation of parking rules may result in terminated parking rights.

In the event of any conflict between the rules and regulations and the balance of this Lease, the other terms of this Lease shall control.

EXHIBIT “F”

MEMORANDUM OF LEASE

This MEMORANDUM OF LEASE, made this         day of                            , 2016, by and between HIGBEE MOTHERSHIP LLC, a Delaware limited liability company, whose address is 1092 Woodward Avenue, Detroit, Michigan 48226 (hereinafter referred to as “Landlord”), and QUICKEN LOANS INC., a Michigan corporation, whose address is 1050 Woodward Avenue, Detroit, Michigan 48226 (hereinafter referred to as “Tenant”).

WITNESSETH:

WHEREAS, simultaneously herewith Landlord, as Landlord, and Tenant, as Tenant, have entered into that certain Lease (hereinafter referred to as the “Lease”) covering premises in the Higbee Building, Cleveland, Ohio, more particularly described on Exhibit “A” hereto (hereinafter referred to as the “Building”); and

WHEREAS, Landlord and Tenant wish to record this Memorandum of Lease in order to place the Lease of record.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1.                                      Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord approximately 115,537 rentable square feet of floor area to be located on the fourth floor and the fifth floor of the Building.

2.                                      The Term of the Lease shall commence on July 1, 2016 and shall expire on June 30, 2026 unless earlier terminated in connection with the terms and conditions of the Lease.

3.                                      Tenant is granted the right to extend the Term of the Lease for two (2) additional periods of five (5) years each upon the terms and conditions set forth in the Lease.

4.                                      Tenant shall have a right of first offer as to any contiguous, available office space in the Building in accordance with the terms, conditions and limitations of Section 48 of the Lease.

5.                                      All of the terms and provisions of the Lease are hereby incorporated herein as if set forth in full herein.

6.                                      To the extent of any conflict between the terms of the Lease and the provisions of this Memorandum of Lease, the terms of the Lease shall govern.

[The remainder of this page is intentionally left blank]

[SIGNATURE PAGE TO MEMORANDUM OF LEASE BY AND BETWEEN HIGBEE MOTHERSHIP LLC AND QUICKEN LOANS INC.]

IN WITNESS WHEREOF, the parties have executed this Memorandum of Lease on the day and year first above written.

HIGBEE MOTHERSHIP LLC,
a Delaware limited liability company

By:

Name:

Its:

“Landlord”

QUICKEN LOANS INC.,
a Michigan corporation

By:

Name:

Its:

“Tenant”

[NOTARY PAGE TO MEMORANDUM OF LEASE BY AND BETWEEN HIGBEE MOTHERSHIP LLC AND QUICKEN LOANS INC.]

STATE OF MICHIGAN	)
) ss.
COUNTY OF WAYNE	)

On this    day of           , 2016, before me appeared                             , to me personally known, who, being by me duly sworn did say that he is the                        of Higbee Mothership LLC, a Delaware limited liability company, the company that executed the within and foregoing instrument, and acknowledged said instrument to be the free act and deed of said company.

Notary Public, State of Michigan
County
Acting in Wayne County
My Commission Expires:

STATE OF MICHIGAN	)
) ss.
COUNTY OF WAYNE	)

On this      day of               , 2016, before me appeared                , to me personally known, who, being by me duly sworn did say that he is the                     of Quicken Loans Inc., a Michigan corporation, the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free act and deed of said corporation.

Notary Public, State of Michigan
County
Acting in Wayne County
My Commission Expires:

This instrument drafted by and when recorded return to:

Howard N. Luckoff, Esq.

Honigman Miller Schwartz and Cohn LLP

2290 First National Building

660 Woodward Avenue

Detroit, Michigan 48226-3583

EXHIBIT “G”

SECURITY SPECIFICATIONS, PROCEDURES AND SYSTEMS

Landlord will provide for the safety and security of Tenant employees, visitors, guests of the Building according to the following security specifications:

SECURITY SPECIFICATIONS

Building Security

•                  The Lobby Concierge Desk shall be covered 24x7 365 days per year

•                  Create, record and maintain (for a reasonable period of time not to be less than four years) all existing logs and incident reports that are reported for the Building

•                  The administration and security of all door keys

•                  Daily security checks including site perimeter checks and checks of all access doors and Common Areas

•                  Monitoring and maintaining any of the following then-existing security and building systems for the Building:

•                  Video surveillance

•                  Life safety systems

•                  Building Mechanical systems

•                  Access control systems

•                  Emergency call boxes

•                  Elevators

G-1

EXHIBIT “H”

HVAC AND ELECTRICAL SPECIFICATIONS

The HVAC system for the Building shall maintain the following conditions in accordance with BOCA-1993 and ASHRAE 62-89:

Summer:	91°d.b./73°w.b. outdoor temperature
75°d.b./50% relative humidity indoors

Winter:	10°d.b. outdoor temperature
72°d.b. indoor temperature

Based upon the following criteria:

Ventilation:	Twenty (20) CFM per person
(but not to exceed one person per 135 rentable square feet)

The electrical system for the Building shall maintain the following conditions

Watts:	Maximum 7 watts per square foot
Lighting 1.75 watts per usable square foot
Equipment Power 2.5 watts per usable square foot.

H-1

EXHIBIT “I”

PROHIBITED USES AND EXISTING EXCLUSIVE USES

I.                                        RETAIL PREMISES:

A.                                     any dancehall within one hundred feet (100’) of any entrance to the Building;

B.                                     any flea market, second-hand or surplus store, but a store selling antiques, or estate jewelry in a first-class manner shall be permitted;

C.                                     any dumping, disposing, incineration or reduction of garbage (exclusive of appropriately screened dumpsters or trash compactors located in the rear of any building);

D.                                     any fire sale, going out of business sale (other than on a temporary basis not to exceed thirty (30) days), bankruptcy sale (unless pursuant to a court order) or auction house operation;

E.                                      any central laundry or dry cleaning plant or laundromat (except that this prohibition shall not be applicable to on-site service provided solely for pick up and delivery by retail customer, including nominal supporting facilities);

F.                                       any automobile, truck, trailer or recreational vehicle sates, display storage or repair (but vehicle leasing and the display of a limited number of any such items shall not be prohibited);

G.                                    any veterinary hospital or kennel;

H.            any mortuary;

I.                                         any establishment selling, renting or exhibiting pornographic materials, adult books, films, video tapes, compact discs, or computer software (which are defined as stores in which a material portion of the inventory is not available for sale or rental to children under eighteen (18) years old because such inventory deals with or depicts human sexuality); provided, this restriction shall in no event restrict the sale of any compact discs which are customarily sold by retail music stores of a type and quality typically located in commercial developments of a similar character and nature in the Cleveland, Ohio metropolitan area;

J.                                          massage parlor, excluding in any event incidental massages in a day spa and a first class regional or national retailer offering massage services as a primary use, such as Massage Envy.

K.                                    any use which emits noxious odors, fumes, dust or vapors or excessive noises or sounds outside of the premises in which they are created (excluding normal venting of a food service operation);

L.                                     any use which creates an unreasonable risk of a fire or explosion hazard;

M.                                 any manufacturing facility except as incidental to the operation of a permitted retail business; i.e., a bakery (whether including succulent items or otherwise) or picture frame manufacturing shop;

N.                                    any warehousing (except incidental to a retail operation);

O.                                    the illegal storage, sale, dispensing or distribution on or from the premises of addictive substances;

P.                                      any illegal activity in contravention of any applicable regulation, ordinances, statute or law;

Q.                                    any illicit sexual activity, lewd or obscene performance, including by way of illustration, but not by way of limitation, prostitution, peep shows, topless restaurants or performances and the like;

R.                                    any living quarters, sleeping apartments or lodging rooms;

S.                                      any auto parts store or service station;

T.                                     any church, temple, synagogue or other place of worship;

U.                                    Drug retailing chain;

V.                                    Discount variety store;

W.                                 Intentionally Deleted;

X.                                    Dollar store;

Y.                                    Check cashing as a primary use;

Z.                                     Retail Liquor store;

AA.                           Walk-in healthcare clinic;

BB.                           Pain management clinic;

CC.                           Walk-in tax prep as a primary use;

DD.                           Furniture and/or appliance rental as a primary use;

EE.                             Hair salon or nail salon (other than a high-end day spa); and

II.                                   RETAIL PREMISES AND OFFICE PREMISES:

A.                                    any governmental or quasi-governmental agency with a high volume of visitor traffic; and

B.                                    any employment agency

EXCLUSIVE USES:

A.                                    No other portion of the Building to be used as a casino or other gambling facility or operation, including but not limited to, off track or sports betting parlors, table games such as black jack or poker, slot machines, video gambling machines and similar devices, and bingo halls

B.                                    Colocation services

C.                                    “Meet me” rooms (facilities where tenants may interconnect with other tenants)

SCHEDULE 48

Existing Tenant Rights

[***]